LOAN AND SECURITY AGREEMENT

                          Dated as of February 12, 1997

                                     between

                         COUNTRY STAR RESTAURANTS, INC.,


                              CAMERON CAPITAL LTD.,
                              as Agent for Lenders,

                                       and

                    Lenders from time to time party hereto.

                                TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION OF THIS AGREEMENT.................................1
      1.1   Definitions......................................................1
      1.2   Accounting Terms.................................................9
      1.3   Other Terms......................................................9
      1.4   Computation of Time Periods.....................................10

ARTICLE 2 - LOANS...........................................................10
      2.1   Total Facility..................................................10
      2.2   Line of Credit Loans............................................10
      2.3   Exchange; Convertible Term Loan.................................10
      2.4   Warrants........................................................11

ARTICLE 3 - INTEREST AND FEES...............................................11
      3.1   Interest........................................................11
      3.2   Maximum Interest Rate...........................................12

ARTICLE 4 - PAYMENTS AND PREPAYMENTS........................................12
      4.1   Line of Credit Loans............................................12
      4.2   Convertible Term Loan...........................................12
      4.4   Mandatory Prepayments of the Loans..............................13
      4.5   Place and Form of Payments; Extension of Time...................13
      4.6   Apportionment, Application and Reversal of Payments.............13
      4.7   Agent and Lenders' Books and Records; Monthly Statements........14

ARTICLE 5 - COLLATERAL......................................................14
      5.1   Grant of Security Interest......................................14
      5.2   Perfection and Protection of Security Interest..................15
      5.3   Location of Collateral..........................................16
      5.4   Title to, Liens on, and Sale and Use of Collateral..............16
      5.5   Access and Examination..........................................17
      5.6   Collateral Reporting............................................17
      5.7   Inventory.......................................................17
      5.8   Equipment.......................................................17
      5.9   Documents, Instruments, and Chattel Paper.......................18
      5.10  Right to Cure...................................................18
      5.11  Power of Attorney...............................................18
      5.12  Agent's and Lenders' Rights, Duties and Liabilities.............19

ARTICLE 6 - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...............19
      6.1   Books and Records...............................................19
      6.2   Financial Information...........................................19
      6.3   Notices to Agent................................................21


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

ARTICLE 7 - GENERAL WARRANTIES AND REPRESENTATIONS..........................22
      7.1   Authorization, Validity, and Enforceability of this
            Agreement and the Loan Documents................................22
      7.2   Validity and Priority of Security Interest......................23
      7.3   Organization and Qualification..................................23
      7.4   Corporate Name; Prior Transactions..............................23
      7.5   Subsidiaries and Affiliates.....................................23
      7.6   Financial Statements............................................23
      7.7   Capitalization..................................................24
      7.8   Debt............................................................24
      7.9   Distributions...................................................24
      7.10  Title to Property...............................................24
      7.11  Real Estate; Leases.............................................24
      7.12  Proprietary Rights..............................................25
      7.13  Trade Names.....................................................25
      7.14  Litigation......................................................25
      7.15  Restrictive Agreements..........................................25
      7.16  Labor Disputes..................................................25
      7.17  Environmental Matters...........................................25
      7.18  No Violation of Law.............................................27
      7.19  No Default......................................................27
      7.20  ERISA...........................................................27
      7.21  Taxes...........................................................28
      7.22  Investment Act..................................................29
      7.23  Margin Securities...............................................29
      7.24  Disclosure......................................................29
      7.25  Bank Accounts...................................................29
      7.26  Public Utility Holding Company..................................29
      7.27  Broker's Fees...................................................30
      7.28  Transactions with Affiliates....................................30

ARTICLE 8 - AFFIRMATIVE AND NEGATIVE COVENANTS..............................30
      8.1   Taxes and Other Obligations.....................................30
      8.2   Corporate Existence and Good Standing...........................30
      8.3   Compliance with Law and Agreements..............................30
      8.4   Maintenance of Property.........................................31
      8.5   Insurance.......................................................31
      8.6   Condemnation....................................................32
      8.7   Environmental Laws..............................................32
      8.8   ERISA...........................................................32
      8.9   Mergers, Consolidations, Acquisitions, or Sales.................33
      8.10  Distributions; Capital Change...................................33
      8.11  Transactions Affecting Collateral or Obligations................33
      8.12  Guaranties......................................................33


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

      8.13  Debt............................................................33
      8.14  Prepayment......................................................34
      8.15  Transactions with Affiliates....................................34
      8.16  Investment Banking and Finder's Fees............................34
      8.17  Business Conducted..............................................34
      8.18  Liens...........................................................34
      8.19  Sale and Leaseback Transactions.................................34
      8.20  New Subsidiaries................................................34
      8.21  Restricted Investments..........................................35
      8.22  Capital Expenditures............................................35
      8.23  Operating Lease Obligations.....................................35
      8.24  [Reserved]......................................................35
      8.25  General and Administration Expense..............................35
      8.26  Use of Proceeds.................................................35
      8.27  Termination of Employee Accounts;
            Reimbursement of Employee Expenses..............................35
      8.28  [Reserved]......................................................35
      8.29  [Reserved]......................................................35
      8.30  Election of Board Members; Attendance at Board Meetings.........36
      8.31  Registration Rights.............................................36
      8.32  Fiscal Year.....................................................36
      8.33  Further Assurances..............................................36

ARTICLE 9 - CONDITIONS OF LENDING...........................................36
      9.1   Conditions Precedent to Making of Loans on the Closing Date.....36
      9.2   Conditions Precedent to Each Loan...............................38

ARTICLE 10 - DEFAULT; REMEDIES..............................................38
      10.1  Events of Default...............................................38
      10.2  Remedies........................................................41

ARTICLE 11 - TERM AND TERMINATION...........................................42
      11.1  Term and Termination............................................42

ARTICLE 12 - MISCELLANEOUS..................................................42
      12.1  Cumulative Remedies; No Prior Recourse to Collateral............42
      12.2  No Implied Waivers..............................................43
      12.3  Severability....................................................43
      12.4  Governing Law; Choice of Forum; Service of Process; Jury
            Trial Waiver....................................................43
      12.5  Survival of Representations and Warranties......................44
      12.6  Other Security and Guaranties...................................44
      12.7  Fees and Expenses...............................................45
      12.8  Notices.........................................................45
      12.9  Indemnity.......................................................46
      12.10 Waiver of Notices...............................................47


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

      12.11 Binding Effect; Assignment; Disclosure..........................47
      12.12 Modification....................................................47
      12.13 Counterparts....................................................47
      12.14 Captions........................................................47
      12.15 Right of Set Off................................................47
      12.16 Assignment of a Lender's Interest; Participating Lender's
            Security Interests..............................................47
      12.17 Appointment of Agent............................................48
      12.18 Investment Representations of each Lender.......................48


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

            This LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of February 12, 1997 among CAMERON CAPITAL LTD., a Bermuda corporation, with an office at 10 Cavendish Road, Hamilton, HM 19, Bermuda ("Cameron"), in its capacity as a lender hereunder and the other lenders from time to time party hereto (such lenders and their respective successors and assigns being sometimes hereinafter referred to collectively as "Lenders" and each of such financial institutions and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), Cameron as agent for Lenders (Cameron in such capacity or its successor and assigns in such capacity, being "Agent"), and COUNTRY STAR RESTAURANTS, INC., a Delaware corporation, with an office at 11150 Santa Monica Blvd., Los Angeles, California 60025 ("Borrower"). In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Borrower, Agent, and Lenders hereby agree as follows:

                  ARTICLE 1 - INTERPRETATION OF THIS AGREEMENT

            1.1 Definitions. As used herein:

            "Accounts" means all of Borrower's now owned or hereafter acquired or arising accounts, contract rights, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.

            "Affiliate" means: (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with, Borrower; (b) any Person which beneficially owns or holds, directly or indirectly, five percent (5.0%) or more of any class of Voting Stock of Borrower; or (c) any Person, five percent (5.0%) or more of any class of the Voting Stock (or if such Person is not a corporation, five percent (5.0%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by Borrower. Control (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used herein, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the Person in question.

            "Anniversary Date" means each anniversary of the Closing Date.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

            "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Business Day" means any day that is not a Saturday, Sunday, or day on which banks in the State of Illinois are required or permitted to close.

            "Capital Expenditures" means, for any fiscal period, the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, acquired during such period and having a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with a Capital Lease.

            "Capital Lease" means any lease of property by Borrower or any of its Subsidiaries on a consolidated basis which, in accordance with GAAP, is or should be reflected as a liability on the consolidated balance sheet of Borrower and its Subsidiaries.

            "Closing Date" means the date on which the initial Line of Credit Loans and the Convertible Term Loan are made hereunder.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, any successor statute, and the rules and regulations promulgated thereunder.

            "Collateral" has the meaning specified in Section 5.1.

            "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, petroleum or petroleum-derived waste, asbestos, polychlorinated biphenyls ("PCBs"), or any hazardous or toxic constituent of any such substance or waste.

            "Convertible Term Loan" has the meaning specified in Section 2.3.

            "Convertible Note" has the meaning specified in Section 2.3.

            "Debt" means all liabilities, obligations and indebtedness of Borrower and its Subsidiaries on a consolidated basis to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) Borrower's or any Subsidiary's liabilities and obligations to trade creditors; (ii) all of the Obligations; (iii) all of Borrower's obligations for borrowed money; (iv) all obligations and liabilities of any Person secured by any Lien on Borrower's or any Subsidiary's property, even though Borrower or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the value of such property as shown on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP;
(v) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement other than a true lease, with respect to property used or acquired by Borrower or any Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the value of such property as shown on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP; (vi) all accrued pension fund and other employee benefit plan obligations and liabilities; (vii) all obligations and liabilities under Guaranties; and (viii) deferred taxes.

            "Default" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

            "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) ten percent 10.00%. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

            "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

            "DOL" means the United States Department of Labor or any successor department or agency.

            "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, permits, guidance, orders and consent decrees of any Public Authority relating to health, safety, hazardous substances, and environmental matters. Such laws and regulations include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Clean Water Act, 42 U.S.C. ss. 466 et seq., the Clean Air Act, 46 U.S.C. ss. 7401 et seq., state and federal lien and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq.; and U.S. Department of Transportation regulations.

            "Environmental Lien" means a Lien in favor of any Public Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environ ment.

            "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

            "Equipment" means all of Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by Borrower and all of Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower; (ii) a Partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with Borrower; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower, any cor poration described in clause (i) above or any partnership, trade or business described in clause (ii) above.

            "Event of Default" has the meaning specified in Section 10.1.

            "GAAP" means at any particular time with respect to Borrower, generally accepted accounting principles as in effect at such time, consistently applied.

            "General Intangibles" means all of Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Borrower to secure payment by an account debtor of any of the Accounts.

            "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other similar obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity Securities or other property or services.

            "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

            "Inventory" means all of Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, including, without limitation, all returned goods, raw materials, work-in-process inventory, finished goods and other materials and supplies of any kind, nature or description which are or might be consumed in Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

            "IRS" means the Internal Revenue Service or any successor agency.

            "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

            "Line of Credit Facility" means that portion of the Total Facility providing for Line of Credit Loans.

            "Line of Credit Loans" has the meaning specified in Section 2.2.

            "Loans" means, collectively, all loans and advances provided for in
Article 2.

            "Loan Documents" means this Agreement, the Convertible Note, the Registration Rights Agreement, the Warrants, the Trademark Agreement, the Mortgages, the Pledge, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the trans actions contemplated by this Agreement, together with all amendments, restatements, supplements, replacements, or other modifications thereof.

            "Maturity Date" means, (i) in the case of all Line of Credit Loans made hereunder, the second Anniversary Date or, if earlier, the date of termination of this Agreement in accordance with Article 10, and (ii) in the case of all Convertible Term Loans made hereunder, October 9, 1999 or, if earlier, the date of termination of this Agreement in accordance with Article 10.

            "Mortgages" means all real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments hereafter entered into which provide Agent a Lien on or other interest in any portion of the Premises or the Real Estate or which relate to any such Lien or interest.

            "Multiemployer  Plan"  means a  "multiemployer  plan" as  defined in
Section 4001(a)(3) of ERISA which was at any time during the current year or the immediately preceding six years contributed to by Borrower or any ERISA Affiliate.

            "Obligations"   means  all  present  and  future  loans,   advances,
liabilities, obligations, covenants, duties, and debts owing by Borrower to Agent and Lenders, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by any Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Borrower hereunder, under another Loan Document, or under any other agreement or instrument with Agent or any Lender.

            "Pledge" means that certain Pledge Agreement dated as of the date hereof executed by Borrower in favor of Agent pledging all of its interest in Country Star Las Vegas LLC now owned or hereafter acquired by Borrower as security for the payment and performance of the Obligations.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

            "Permitted Liens" means:

            (a) Liens for taxes not yet payable or statutory Liens for taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being con tested in good faith and by proper proceedings diligently pursued, and that reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and that a stay of enforcement of any such Lien is in effect;

            (b) Liens in favor of Agent;

            (c) Liens upon Equipment granted in connection with the acquisition of such Equipment by Borrower after the date hereof (including, without limitation, pursuant to Capital Leases), provided that (i) the cost of each such acquisition constitutes a Capital Expenditure permitted by Section 8.22, (ii) the Debt incurred to finance each such acquisition is permitted by Section 8.13, and (iii) each such Lien attaches only to the Equipment acquired with the Debt secured thereby;

            (d) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

            (e) liens which arise by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods or prepaying buyers of goods, or liens in items of any accompanying documents or proceeds of either arising by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank;

            (f) liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 8.1;

            (g) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of Borrower's or any Subsidiary's business; and

            (h) liens in existence on the Closing Date and reflected on Schedule 7.2.

            "Permitted Rentals" has the meaning specified in Section 8.23.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

            "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA under which Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Premises" means the land identified by addresses on Schedule 7.11, together with all buildings, improvements, and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which Borrower has any interests on the Closing Date.

            "Prime Rate" means, for any calendar month or portion thereof, the highest "prime rate" of interest quoted on the twenty-fifth day of the preceding calendar month in the Eastern Edition of The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" on such day or, if the Eastern Edition of The Wall Street Journal is not published on such day, the first preceding day on which such edition is published; provided, however, that in the event that The Wall Street Journal ceases quoting a "prime rate" of the type described, "Prime Rate" means, for any calendar month or portion thereof, the highest per annum rate of interest then most recently quoted as the "Bank Prime Loan" rate for "This week" in Statistical Release H.15
(519) of the United States Federal Reserve Board.

            "Proprietary Rights" means all of Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, computer software, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks and copyrights set forth on Schedule 7.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

            "Real Estate" means all of the present and future interests of Borrower, as owner, lessee, or otherwise, in the Premises, including, without limitation, any option to purchase or lease.

            "Registration Rights Agreement" means that certain Registration Rights Agreement of even date herewith in the form of Exhibit B hereto executed and delivered by Borrower in favor of Agent.

            "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Con taminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

            "Rentals" has the meaning specified in Section 8.23.

            "Reportable Event" means any of the events described in Section 4043 of ERISA.

            "Restricted Investment" means any acquisition of property by Borrower or any of its Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt Security, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of Borrower or a Subsidiary, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the provision of services by Borrower or a Subsidiary in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of Borrower or a Subsidiary; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (f) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

            "Subsidiary" means any entity of which more than fifty percent (50.0%) of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by Borrower and/or one or more of its Subsidiaries.

            "Termination Event" means: (1) a Reportable Event under any Benefit Plan; (2) the withdrawal of Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which Borrower or such ERISA Affiliate was a "substantial employer" under Section 4001(a)(2) of ERISA; (3) an obligation of Borrower or any ERISA Affiliate arises under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination under Section 4041(c) of ERISA; (4) the PBGC institutes proceedings to terminate a Benefit Plan; (5) any event or condition constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (5) any withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan; or (6) the cessation of operations which results in the termination of employment of twenty percent (20.0%) of
Benefit  Plan   participants  who  are  employees  of  Borrower  and  its  ERISA
Affiliates.

            "Total Facility" has the meaning specified in Section 2.1.

            "Trademark Agreement" means the Trademark Security Agreement dated as of the date hereof, executed and delivered by Borrower to Agent pursuant to
Section 5.2.

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

            "Voting Stock" means Securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            "Warrants" means that certain Warrant of even date herewith in the form of Exhibit C issued by Borrower to Cameron under Article 2 and any other Warrant issued by Borrower to any Lender thereunder, together with each substitute Warrant thereof.

            1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

            1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Any references herein to exhibits, schedules, sections or articles are references to exhibits, schedules, sections or articles of this Agreement, unless otherwise specified. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

            1.4 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

                                ARTICLE 2 - LOANS

            2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, this Agreement evidences a total credit facility (the "Total Facility") comprised of: (a) the Line of Credit Loans, under and as described in Sections 2.2, and (b) the Convertible Term Loan, under and as described in
Section 2.3.

            2.2 Line of Credit Loans. Subject to the satisfaction of all of the conditions precedent set forth in Article 9, Lenders shall, upon Borrower's request, make a term loan (the "Line of Credit Loan") to Borrower in the aggregate principal amount of $500,000 ("Initial Line of Credit Amount"). The Initial Line of Credit Amount shall be represented by two advances of $250,000, the first advance to be made upon the Closing Date and the second to be made within ten (10) Business Days of the Closing Date. Lenders, however, in their sole and absolute discretion, may elect to make additional discretionary term loan advances to Borrower as Line of Credit Loans in excess of the Initial Line of Credit Amount on one or more occasions up to an aggregate amount of $3,000,000, but if they do so, Lenders shall not be deemed thereby to have changed the limits of the Initial Line of Credit Amount or to be obligated to exceed the limits of the Initial Line of Credit Amount on any occasion. Each Lender will charge all Line of Credit Loans and other Obligations to a loan account of Borrower maintained with such Lender. Borrower may request Line of Credit Loans either orally or in writing. All requests by Borrower for Line of Credit Loans shall be made to Agent on behalf of Lenders. Each oral request for a Line of Credit Loan shall be conclusively presumed to be made by a person authorized by Borrower to do so and the crediting of a Line of Credit Loan to Borrower's deposit account, or transmittal to such Person as Borrower shall direct, shall conclusively establish the obligation of Borrower to repay such Line of Credit Loan as provided herein. Notwithstanding terms, if any, to the contrary in this Agreement or the other Loan Documents, Lenders shall have neither any obligation nor commitment to make any Line of Credit Loans in excess of the Initial Line of Credit Amount and the making of Line of Credit Loans in excess of the Initial Line of Credit Amount shall be in the sole and absolute discretion of Lenders.

            2.3 Exchange; Convertible Term Loan. Subject to the satisfaction of all of the conditions precedent set forth in Article 9, on the Closing Date Cameron shall exchange 4,000 shares of its Series B 7% Convertible Preferred Stock of Borrower ("Series B Preferred Stock"), together with all of Cameron's claims for accrued dividends, interest, and penalties under such Series B Preferred Stock, for (a) a term loan ("Convertible Term Loan") owing from Borrower in the principal amount of $4,000,000, which shall be evidenced by and repayable in accordance with and subject to the terms of Article 4 and the conversion and other terms set forth in the Convertible Note (the "Convertible Note"), authorized, issued and delivered by Borrower to Cameron, in the form attached as Exhibit A and made a part hereof and (b) 365,522 shares of duly authorized, fully paid, and non assessable Common Stock of Borrower ("Common Stock") issued in the name of Cameron (the "Cameron Shares"). Upon execution and delivery of the Convertible Note by Borrower to Cameron, delivery of the Cameron Shares to Cameron, and satisfaction of all of the other conditions precedent set forth in Article 9, (a) Cameron will deliver to Borrower all stock certificates, duly endorsed, evidencing Cameron's Series B Preferred Stock and (b) Cameron will execute and deliver, and cause the execution and delivery by Cameron Capital Management Ltd. ("Cameron Management"), to Borrower of a termination agreement terminating all of the rights of Cameron and Cameron Management under that certain Subscription Agreement dated October 9, 1996 among Cameron, Cameron Management, and Borrower.

            2.4 Warrants. In addition to the other conditions precedent to making Line of Credit Loans as set forth in Article 9, each advance by a Lender of a Line of Credit Loan shall be accompanied by a Warrant issued by Borrower to such Lender which shall provide for, among the other terms and conditions set forth in each Warrant, such Lender's right to purchase for $.625 per share the number of shares of common stock of Borrower equal to number derived by dividing the dollar amount of such Line of Credit Loan by three (3). Each Warrant shall expire on the fifth anniversary of its date of issuance.

                          ARTICLE 3 - INTEREST AND FEES

            3.1 Interest. (a) Borrower shall pay Lenders interest on the unpaid principal balance of the Line of Credit Loans (including, to the extent permitted by law, on interest on such Loans not paid when due), and on any other Obligations incurred hereunder or pursuant to the Loan Documents (other than the Convertible Term Loan), at a fluctuating per annum rate equal to four percent (4.00%) plus the Prime Rate. Each change in the Prime Rate shall be reflected in the fore going interest rates as of the effective date of such change.

            (b) Borrower shall pay Lenders interest on the unpaid principal balance of the Convertible Term Loan (including, to the extent permitted by law, on interest on such Loans not paid when due) at per annum rate equal to seven percent (7.00%).

            (c) If any of the  Obligations  owed hereunder are not paid when due
(whether by acceleration or otherwise), then such unpaid amounts shall bear interest at the Default Rate applicable thereto until so paid.

            (d) If any Default or Event of Default occurs and Agent in its discretion so elects, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

            (e) Interest charges under this Agreement shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to Lenders as set forth in Article 4.

            3.2 Maximum Interest Rate. In no event shall any interest rate hereunder exceed the maximum rate permissible for corporate borrowers under applicable law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.2, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then Borrower shall, to the extent permitted by applicable law, pay Lenders an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, such Lender shall refund to Borrower such excess.

                      ARTICLE 4 - PAYMENTS AND PREPAYMENTS

            4.1 Line of Credit Loans. Borrower shall repay the outstanding principal balance of the Line of Credit Loans, plus all accrued but unpaid interest thereon, upon the Maturity Date applicable to Line of Credit Loans or, if earlier, upon acceleration in accordance with Article 10. Borrower may prepay Line of Credit Loans at any time. Borrower shall not reborrow any Line of Credit Loans. Scheduled payments of interest accruing hereunder on the principal balance of the Line of Credit Loans shall be made by Borrower on June 30 and December 31 of each calendar year; provided, however, that such interest payments shall not commence until December 31, 1997.

            4.2 Convertible Term Loan. Borrower shall repay the outstanding principal balance of the Convertible Term Loan, plus accrued but unpaid interest thereon and premium owing thereon in accordance with the Convertible Note, upon the Maturity Date applicable to the Convertible Term Loan or, if earlier, upon acceleration in accordance with Article 10. Borrower shall not reborrow any the Convertible Term Loan. Scheduled payments of interest accruing hereunder on the principal balance of the Convertible Term Loan shall be made by Borrower on June 30 and December 31 of each calendar year; provided, however, that such interest payments shall not commence until December 31, 1997. The repayment of the principal and interest of the Convertible Term Loan shall be further subject to the terms and conditions set forth in the Convertible Note.

            4.3 Voluntary Prepayments of the Loans. Borrower may prepay the principal balance of the Line of Credit Loans at any time and from time to time without premium. Each prepayment of principal shall be accompanied by payment of all accrued but unpaid interest on the principal balance of the Line of Credit Loans to the date of prepayment. Borrower may prepay the principal balance of the Convertible Term Loan solely in accordance with the terms and conditions set forth in the Convertible Note.

            4.4 Mandatory Prepayments of the Loans. Borrower shall pay the entire unpaid principal balance of the Line of Credit Loans and the Convertible Term Loan, and all accrued but unpaid interest thereon, upon the Maturity Date applicable to such Loan or, if earlier, upon acceleration in accordance with
Article 10. Notwithstanding provisions contained in this Agreement or the other Loan Documents prohibiting the sale or other transfer of Collateral, in the event that any of Borrower's Collateral, the sale or transfer of which requires Lenders' or Agent's consent under this Agreement or any other Loan Document, is sold or otherwise transferred, whether in violation of the terms of this Agreement or other Loan Document or pursuant to a consent granted by Lenders or Agent, Borrower shall immediately upon receipt of the proceeds of such sale or transfer, make a prepayment of the Convertible Term Loan in the amount of the net proceeds from such sale or transfer. Any mandatory prepayment of the Convertible Term Loan shall be further subject to the premium and other prepayment provisions of the Convertible Note.

            4.5 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to Lenders shall be made to The Bank of Bermuda International, New York, New York for credit to The Bank of Bermuda Limited, Hamilton Bermuda (or to such other accounts as Holder may direct Borrower). All such payments shall be made in immediately available funds in United States currency by noon Atlantic standard time (AST) on the date payment is to be made; provided, however, that Agent may elect, in its sole discretion, to receive payment for part or all of any accrued interest hereunder in kind in shares of Common Stock of Borrower, in lieu of immediately available funds, in such number of shares to be determined based upon the average closing bid price (as reported by the Nasdaq Stock Market) of the Common Stock of Borrower for the five (5) consecutive trading days immediately prior to the date that such interest is payable. If Agent elects to receive payment in kind in shares of Common Stock in accordance with this Section, the due date for such payment received in kind shall be extended three (3) Business Days and, on such extended due date, Borrower shall deliver to Agent stock certificates, together with any necessary stock powers and/or endorsements, evidencing the number of shares of Common Stock of Borrower required for such payment under this Section.

If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Interest Rate during such extension.

            4.6 Apportionment, Application and Reversal of Payments. (a) Unless an Event of Default shall have occurred, all payments received by Agent and Lenders from Borrower hereunder shall be applied to the Obligations as follows: first, to fees and expenses due and payable under this Agreement; second, to accrued interest then due and payable on the Line of Credit Loans; third, to accrued interest then due and payable on the Convertible Term Loan; fourth, to installments, if any, then owing of principal which have been scheduled as due and payable on the Line of Credit Loans before the final maturity or acceleration of such Loans; fifth, to installments, if any, then owing of principal which have been scheduled as due and payable on the Convertible Term Loan before the final maturity or acceleration of such Loan; sixth, to accrued interest not yet due and payable on the Line of Credit Loans; seventh, to the principal the Line of Credit Loans, and, if payable in installments, to the installments thereof in the inverse order of maturity, whether or not then due, together with any premium due thereon; eighth, to accrued interest not yet due and payable on the Convertible Term Loan; ninth, to the principal of the Convertible Term Loan, and, if payable in installments, to the installments thereof in the inverse order of maturity, whether or not then due, together with any premium due thereon; and last, to any other Obligations owing to Agent and Lenders.

      (b) If an Event of Default shall have occurred, all payments received by Agent from Borrower hereunder shall be applied to the Obligations the order and manner which the Agent in its sole discretion shall determine.

      (c) Borrower hereby irrevocably waives the right to direct the application of any payment or proceeds in respect of the Obligations. Agent and Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

            4.7 Agent and Lenders' Books and Records; Monthly Statements. Borrower agrees that Agent's and Lenders' books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.

                             ARTICLE 5 - COLLATERAL

            5.1 Grant of Security Interest. (a) As security for all Obligations, Borrower hereby grants to Agent, for its benefit and the benefit of the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against all of the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located:

            (i) all Accounts, contract rights, letters of credit, chattel paper, instru ments, notes, documents, and documents of title;

            (ii) General Intangibles;

            (iii) Inventory;

            (iv) Equipment;

            (v) all moneys, securities, and other property of any kind of Borrower in the possession or under the control of Agent or any Lender, any assignee of or participant in the Obligations or a bailee of any such party or such party's affiliates;

            (vi) all of Borrower's deposit accounts, credits, and balances with and other claims against Agent, any Lender or any of their affiliates or any other financial institution with which Borrower maintains deposits;

            (vii) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and

            (viii) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate and all other property of Borrower or any Subsidiary in which Agent may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

            (b) As additional security for the Obligations, Borrower shall simultaneously herewith execute and deliver to Agent (or, if applicable, cause its Subsidiary to execute and deliver) the Mortgages and such other agreements to grant to Agent, for its benefit and the benefit of Lenders, a continuing and perfected mortgage liens on the Real Estate.

            (c) All of the Obligations shall be secured by all of the Collateral. Agent may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as Agent may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or Agent's or Lenders' right to take any other action with respect to any other Collateral.

            5.2 Perfection and Protection of Security Interest. Borrower shall, and shall cause its Subsidiaries to, at its expense, perform all steps requested by Agent at any time to perfect, maintain, protect, and enforce its Liens in the Collateral including, without limitation: (a) executing and recording of the Mortgages, and the Trademark Agreement and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Agent; (b) delivering to Agent the original certificates of title for motor vehicles with Agent's security interest properly endorsed thereon; (c) delivering to Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which Agent determines it should have physical possession in order to perfect and protect Agent's security interest therein, duly endorsed or assigned to Agent without restriction; (d) delivering to Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) transferring Inventory to warehouses designated by Agent; (f) placing notations on Borrower's books of account to disclose Agent's security interest; (g) delivering to Agent all letters of credit on which Borrower is named beneficiary; and (h) taking such other steps as are deemed necessary or desirable by Agent to maintain and protect its Liens. To the extent permitted by applicable law, Agent may file, without Borrower's signature, one or more financing statements disclosing its Liens. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, then Borrower shall notify Agent thereof and shall notify such Person of Agent's security interest in such Collateral and, upon Agent's request, instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions. If at any time any Collateral is located on any premises that are not owned by Borrower, then Borrower shall obtain written waivers, in form and substance satisfactory to Agent, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

            From time to time, Borrower shall, upon Agent's request, execute and deliver confirmatory written instruments pledging to Agent the Collateral, but Borrower's failure to do so shall not affect or limit Agent's security interest or Agent's or Lenders' other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, Agent's Liens shall continue in full force and effect in all Collateral.

            5.3 Location of Collateral. Borrower represents and warrants to Agent and Lenders that: (a) Schedule 5.3 is a correct and complete list of Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 5.3 correctly identifies any of such facilities and locations that are not owned by Borrower and sets forth the names of the owners and lessors or sublessors of, and, to the best of Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those listed on Schedule 5.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 5.3, unless it gives Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that Agent requests in connection therewith.

            5.4 Title to, Liens on, and Sale and Use of Collateral. Borrower represents and warrants to Agent and Lenders and agrees with Agent and Lenders that: (a) all of Borrower's Collateral is and will continue to be owned by Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) Agent's Liens in the Collateral will not be subject to any prior Lien except for those Permitted Liens, if any, specifically identified on Schedule 7.2; (c) Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) Borrower will not, without Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any Collateral, except for sales of Inventory in the ordinary course of business and as permitted by Section 5.9. The inclusion of proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

            5.5 Access and Examination. Agent may at all reasonable times (and at any time when a Default or Event of Default exists) at its own expense (except when a Default or Event of Default exists, in which case at Borrower's expense) have access to, examine, audit, make extracts from and inspect Borrower's records, files, and books of account and the Collateral, and discuss Borrower's affairs with Borrower's officers and management. Borrower will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for Borrower. Agent may at all reasonable times (and at any time when a Default or Event of Default exists) at its own expense (except when a Default or Event of Default exists, in which case at Borrower's expense) make copies of all of Borrower's books and records, or require Borrower to deliver such copies to Agent. Agent may at its own expense (except when a Default or Event of Default exists, in which case at Borrower's expense) use such of Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing Agent's Liens.

            5.6 Collateral Reporting. Borrower will provide Agent with all information concerning the Collateral as Agent shall reasonably request, together with a certificate of an officer of Borrower certifying as to the accuracy and completeness of such information. If any of Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to Agent.

            5.7 Inventory. Borrower represents and warrants to Agent and Lenders and agrees with Agent and Lenders that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of Borrower's business, and is and will be fit for such purposes. Borrower will keep the Inventory in good and marketable condition, at its own expense. Borrower will not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval. Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Borrower will maintain a perpetual inventory reporting system at all times. Borrower will conduct a physical count of the Inventory at least once each Fiscal Year, and at such other times as Agent reasonably requests, and shall promptly supply Agent with a copy of such count accompanied by a report of the value of such inventory (determined on a first-in-first-out basis and valued at the lower of cost or market value). Borrower will not sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

            5.8 Equipment. Borrower represents and warrants to Agent and Lenders and agrees with Agent and Lenders that all of the Equipment is and will be used or held for use in Borrower's business, and is and will be fit for such purposes. Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. Borrower shall promptly inform Agent of any material additions to or deletions from the Equipment. Borrower shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless Agent has a valid, perfected, and first priority Lien in such real or personal property. Borrower will not, without Agent's prior written consent, alter or remove any identifying symbol or number on the Equipment. Borrower shall not, without Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment; provided, however, that Borrower may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $500 individually, and $10,000 in the aggregate in any Fiscal Year, without Agent's consent, subject to the conditions set forth below. In the event any of the Equipment is sold, transferred or otherwise disposed of, (a) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by Borrower or by Equipment purchased by Borrower subject to a Lien, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to Agent, which proceeds shall be applied to the repayment of the Obligations and without premium or penalty or (b) if such sale, transfer or disposition is made in connection with the purchase by Borrower of replacement Equipment (other than Equipment subject to a Lien), then Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by Borrower of such replacement Equipment and shall deliver to Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower shall be free and clear of all Liens, claims and encumbrances, except for Permitted Liens.

            5.9 Documents, Instruments, and Chattel Paper. Borrower represents and warrants to Agent and Lenders and agrees with Agent and Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by Borrower free and clear of all Liens other than Permitted Liens.

            5.10 Right to Cure. Agent and Lenders may, in their discretion and at any time, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower hereunder or requested by Agent to preserve, protect, maintain or enforce the Obligations, the Collateral or Agent's Liens therein, and which Borrower fails to pay or do, including, without limitation, payment of any judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that Agent and/or any Lender makes under this Section and all out-of-pocket costs and expenses that Agent or any Lender pays or incurs in connection with any action taken by it hereunder shall be charged to Borrower's loan account as a Line of Credit Loan. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

            5.11 Power of Attorney. Borrower hereby appoints Agent and Agent's designees as Borrower's attorney, with power: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Agent's or any Lender's possession; (b) to sign Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of Borrower's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to Borrower; (d) to send requests for verification of accounts to customers or account debtors; and (e) to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of such attorney. Neither Agent nor the attorney will be liable for any good faith acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

            5.12 Agent's and Lenders' Rights, Duties and Liabilities. Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither Agent, Lenders nor any of their officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other Person whomsoever, all of which shall be at Borrower's sole risk. The Obligations shall not be affected by any failure of Agent or any Lender to take any steps to perfect its Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Borrower from any of the Obligations. Agent may (but shall not be required to), without notice to or consent from Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between Agent and Lenders and Borrower.

         ARTICLE 6 - BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

            6.1 Books and Records. Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2. Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

            6.2 Financial Information. Borrower shall promptly furnish to Agent or its agents all such financial information as Agent shall reasonably request, and notify its auditors and accountants that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower and its Subsidiaries will furnish to the Agent, in such detail as the Agent shall request, the following:

            (a) As soon as available, but in any event not later than one hundred five (105) days after the close of each Fiscal Year, (1) Borrower's Annual Report on Form 10-K (or any successor form) and (2) consolidated and consolidating audited balance sheets, and statements of income and expense, statements of cash flow, and statements of stockholders' equity for Borrower and its consolidated Subsidiaries for such Fiscal Year; together with the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, all prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of Borrower's independent certified public accountants.

            (b) In the case of October, November, and December 1996, not later than February 28, 1996, in the case of January 1997, not later than March 15, 1997, and the case of February and March 1997, not later than thirty (30) days after the end of each such calendar month, and, in the case of each calendar month thereafter, not later than fifteen (15) days after the end of each calendar month: (1) consolidated and consolidating (by each restaurant location) unaudited balance sheets of Borrower and its consolidated Subsidiaries as at the end of such month; (2) consolidated and consolidating (by each restaurant location) unaudited statements of income and expenses for Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month; and (3) consolidated and consolidating (by each restaurant location) unaudited statements of cash flow for Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month; all of the foregoing items in reasonable detail, fairly presenting the financial position and results of operation of Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements. Such statements shall be certified to be correct by the chief financial or accounting officer of Borrower, subject to normal year-end adjustments.

            (c) With each of the annual audited and monthly unaudited Financial Statements delivered pursuant to Sections 6.2(a) and 6.2(b), a certificate of the chief executive or chief financial officer of Borrower (i) setting forth in reasonable detail the calculations required to establish that Borrower was in compliance with its covenants set forth Article 8 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) Borrower is, at the date of such certificate, in compliance with all of its covenants and agreements in this Agreement and the other Loan Documents, and (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements.

            (d) On or before February 28, 1997, a rolling three (3) calendar month budget report ("Budget Report") satisfactory to Agent for the period beginning February 1, 1997, setting forth in complete detail all projected expenditures of Borrower for such period. Not later than fifteen (15) days after the end of each calendar month, commencing with the end of February 1997, subsequent Budget Reports satisfactory to Agent for the rolling three (3) calendar month period commencing in the calendar month succeeding the month in which such Budget Report is due, setting forth in complete detail all projected expenditures of Borrower for such period. The first month component of each Budget Report shall be detailed by daily projected expenditures and the second and third month component of each Budget report shall be detailed by weekly projected expenditures.

            (e) With each request for a Line of Credit Loan, a detailed report satisfactory to Agent, listing by amount and payee the uses for the proceeds of such Line of Credit Loan ("Use of Proceeds Schedule").

            (f) Promptly after their preparation, copies of any all (1) proxy statements, financial statements, and reports which Borrower makes available to its stockholders and (2) all reports and registration statements and prospectuses filed by Borrower or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission.

            (g) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Benefit Plan of Borrower or any ERISA Affiliate.

            (h) Promptly after filing with the IRS, a copy of each tax return filed by Borrower or by any of its Subsidiaries.

            (i) Within ten Business Days after the Closing Date,

            6.3 Notices to Agent. Borrower shall notify Agent of any change in Borrower's name, state of incorporation, or form of organization, trade names or styles under which Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least thirty (30) days prior thereto. In addition, Borrower shall notify Agent in writing of the following matters promptly and in any event not later than two (2) Business Days after becoming aware thereof:

            (a) any Default or Event of Default.

            (b) the assertion by the holder of any capital stock of Borrower or of any Debt in an outstanding principal amount exceeding $25,000, that a default exists with respect thereto or that Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

            (c) any material adverse change in Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            (d) any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or any Lender's rights under the Loan Documents, or Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            (e) any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting Borrower or any of its Subsidiaries.

            (f) any violation of any law, statute,  regulation,  or ordinance of
Public Authority applicable to Borrower, any Subsidiary, or their respective properties (including, without limitation, any Environmental Law) which may materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or any Lender's rights under the Loan Documents, or
Borrower's   property,   business,   operations,   or  condition  (financial  or
otherwise).

            (g) when Borrower or any ERISA Affiliate knows or has reason to know, that a Termination Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

            (h) receipt by Borrower or any ERISA Affiliate of copies of the following: (i) each actuarial report for any Benefit Plan or Multiemployer Plan and annual report for any Multiemployer Plan; (ii) any notices of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer such Benefit Plan; (iii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iv) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability.

            (i) (1) any increases in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing; or (2) any failure by Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

            (j) after Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multiemployer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

      Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that Borrower any Subsidiary and any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto. For purposes of subsections (g) through (j) above, Borrower and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which Borrower or any ERISA Affiliate is the plan sponsor.

              ARTICLE 7 - GENERAL WARRANTIES AND REPRESENTATIONS

            Borrower warrants and represents to Agent and Lenders, that:

            7.1  Authorization,  Validity,  and Enforceability of this Agreement and the Loan Documents. Borrower has the corporate power and authority to execute, deliver and perform this Agreement and other Loan Documents, to incur the Obligations, and to grant to Agent Liens upon and security interests in the Collateral. Borrower has taken all necessary corporate action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. Each of this Agreement and the other Loan Documents has been duly executed and delivered by Borrower, and constitutes the legal, valid and binding obligation of Borrower, enforce able against it in accordance with its terms. Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-laws of Borrower or any of its Subsidiaries.

            7.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in Agent's favor for its benefit and the benefit of Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except those Permitted Liens specifically identified on Schedule 7.2, securing all the Obligations, and enforceable against Borrower and all third parties.

            7.3 Organization and Qualification. Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware, (b) is qualified to do business as a foreign corporation and is in good standing in the States of California, Georgia, and Nevada, which are the only states in which qualification is necessary in order for it to own or lease its property and conduct its business, and (c) has all requisite power and authority to conduct its business and to own its property.

            7.4 Corporate Name; Prior Transactions. Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name (other than the Delaware corporate name "Country Music Restaurants, Inc." during the period from May 27, 1993 to June 3, 1993), or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

            7.5 Subsidiaries and Affiliates. Schedule 7.5 is a correct and complete list of the name and relationship to Borrower of each and all of Borrower's Affiliates. Borrower has no Subsidiaries other than Country Star Las Vegas LLC.

            7.6 Financial Statements. Borrower has delivered to Agent the unaudited balance sheet and related statements of income, retained earnings, statement of cash flow, and changes in stockholders equity as of September 30, 1996. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of Borrower as at the dates thereof and its results of operations for the periods then ended.

            7.7 Capitalization.

            (a) Prior to the consummation of the transactions contemplated by this Agreement, Borrower's authorized capital stock consists of: (a) 25,000,000 shares of common stock, par value $0.001 per share, of which 15,153,331 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record; (b) 2,000,000 shares of preferred stock, par value $0.001 per share, of which (1) 363,806 shares are validly issued and outstanding as Series A Preferred Stock (each convertible into six shares of common stock), fully paid and non-assessable, and are owned beneficially and of record; and (2) 4,000 shares are validly issued and outstanding as Series B Convertible Preferred Stock, fully paid and non-assessable, and are owned beneficially and of record; (c) 90,000 qualified stock options, each exercisable into one share of common stock; (d) 1,138,000 nonqualified stock options, each exercisable into one share of common stock; and (e) 4,911,592 warrants to purchase common stock, each exercisable into one share of common stock. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower's capitalization shall remain unchanged, except that Cameron's 4,000 shares of Series B Convertible Preferred Stock shall be exchanged in accordance with Article 2.

            (b) Upon issuance in accordance with the terms hereof the Common Shares shall be duly authorized, validly issued, fully paid and non-assessable. The share of common stock issuable upon conversion of the Convertible Note and upon exercise of the Warrant have been duly reserved for issuance, and, upon issuance in accordance with the terms of the Convertible Note or the Warrants, as the case may be, shall be duly authorized, validly issued, fully paid and non-assessable.

            7.8 Debt. After giving effect to the transactions contemplated by this Agreement, and the making of the Convertible Term Loan and the Line of Credit Loans to be made on the Closing Date, Borrower has no Debt, except (a) the Obligations, (b) Debt set forth on the latest Financial Statements delivered to Agent prior to or on the Closing Date, and (c) trade payables and other contractual obligations arising in the ordinary course of business.

            7.9 Distributions. On and after the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of Borrower except as expressly permitted hereby.

            7.10 Title to Property. Borrower has good, indefeasible, and merchantable title to all of its property (including, without limitation, the assets reflected on the Financial Statements delivered to Agent, except as disposed of in the ordinary course of business since the date thereof or as otherwise expressly permitted hereby), free of all Liens except Permitted Liens.

            7.11 Real Estate; Leases. Schedule 7.11 sets forth a correct and complete list of all Real Estate owned by Borrower, all leases and subleases of real or personal property by Borrower as lessee or sublessee, and all leases and subleases of real or personal property by Borrower as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accord ance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

            7.12 Proprietary Rights. Schedule 7.12 sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.12. To the best of Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 7.12 constitute all of the property of such type necessary to the current and anticipated future conduct of Borrower's business.

            7.13 Trade Names. All trade names or styles under which Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 7.4.

            7.14 Litigation. Except as set forth on Schedule 7.14, there is no pending or (to the best of Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or Lenders' rights under the Loan Documents, or Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            7.15 Restrictive Agreements. Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as Borrower can reasonably foresee, could materially and adversely affect, Borrower's property, business, operations, or condition (financial or otherwise), or would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or Lenders' rights under the Loan Documents, or Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            7.16 Labor Disputes. Except as set forth on Schedule 7.16, (a) there is no collective bargaining agreement or other labor contract covering employees of Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement and (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Borrower or any of its

Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting Borrower, or any of its Subsidiaries or their respective employees.

            7.17 Environmental Matters. Except as otherwise disclosed on
Schedule 7.17:

            (a) Each of Borrower and its Subsidiaries has complied in all material respects with all Environmental Laws and health and safety laws applicable to its property and business, and neither Borrower nor any Subsidiary nor any of their respective present property or operations, or Seller's past property or operations, are subject to any order from or agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or health or safety requirements of law, or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

            (b) Each of Borrower and its Subsidiaries has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and Borrower and such Subsidiaries are in compliance with all terms and conditions of such permits.

            (c) Except as necessary in the ordinary course of business, and in all cases in compliance with Environmental Laws, neither Borrower nor any of its Subsidiaries, nor, to the best of Borrower's knowledge, any of Seller or Seller's predecessors in interest, has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, on or off its property (whether or not owned by it), nor has Borrower filed any notice with any Public Authority indicating such generation, handling, use, storage or disposal.

            (d) Borrower has no material contingent liability with respect to non-compliance with any Environmental Laws or any Release or threatened Release of a Contaminant or the generation, handling, use, storage, or disposal of hazardous or toxic wastes or substances.

            (e) Neither Borrower nor any of its Subsidiaries, nor to the best of Borrower's knowledge, any of Seller or Seller's predecessors in interest, has received any summons, complaint, order or similar notice that it is not in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or health and safety laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

            (f) Except as necessary in the ordinary course of business, and in all cases in compliance with Environmental Laws, there is not now, nor has there ever been on or in the Premises: (i) any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR
Part 261 or any equivalent Environmental Law; (ii) any underground storage tanks or surface impoundments; (iii) any asbestos containing material, or (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

            (g) Neither Borrower nor any of its Subsidiaries has filed any notice under any applicable Environmental Law reporting a Release of a Contaminant into the environment.

            (h) No Environmental Lien has attached to any property of Borrower or any Subsidiary.

            (i) No Environmental Property Transfer Acts are applicable to the transactions contemplated by this Agreement and Borrower has provided all notices and obtained all necessary environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement or to perfect Agent's Liens and to operate Borrower's business as presently or proposed to be operated.

            7.18  No  Violation  of  Law.   Neither  Borrower  nor  any  of  its
Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or Lenders' rights under the Loan Documents, or Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

            7.19 No Default. Neither Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Borrower is a party or by which it is bound, which default would materially and adversely affect the Collateral, the repayment of the Obligations, Agent's or Lenders' rights under the Loan Documents, or Borrower's or any Subsidiary's property, business, operations, or condition (financial or other wise).

            7.20 ERISA. (a) Neither Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule 7.21.

            (b) No Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Plan.

            (c) Neither Borrower nor any ERISA Affiliate has any withdrawal liability, including contingent withdrawal liability, to any Benefit Plan pursuant to Title IV of ERISA.

            (d) Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

            (e) No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code), whether or not waived.

            (f) Neither Borrower nor any ERISA Affiliate has breached any of the respon sibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. Each Plan is in substantial compliance with ERISA, and neither Borrower nor any ERISA Affiliate has received any notice asserting that a Plan is not in compliance with ERISA.

            (g) Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under Section 401(a) of the Code as currently in effect and each trust related to such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code.

            (h) Except as provided on Schedule 7.21, neither Borrower nor any ERISA Affiliate maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

            (i) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to Agent is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

            (j) Neither Borrower nor any ERISA Affiliate has failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

            (k) Neither Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year.

            (l) Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or
(ii) has taken or failed to take any action which would constitute or result in a Termination Event.

            (m) Neither Borrower nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan nor has Borrower or any ERISA Affiliate made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan.

            (n) Borrower has given to Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such Plan.

            (o)  Neither   Borrower  nor  any  ERISA  Affiliate  has,  or  would
reasonably be expected to have, any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

            7.21 Taxes. Borrower has filed all tax returns and other reports which it was required by law to file on or prior to the date hereof and has paid all taxes assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its property, income, or franchise, that are due and payable.

            7.22 Investment Act. Neither Borrower nor any of its Subsidiaries is an "invest ment company" nor an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80(a)(1), et seq.), nor is Borrower or any Subsidiary subject to any other state or federal regulation limiting its ability to incur Debt. The making of the Line of Credit Loans, the Convertible Term Loan, and other financial accommodations hereunder by Agent and Lenders, the application of the proceeds and repayment thereof by Borrower and the consummation of the other transactions contemplated by this Agreement and the Loan Documents do not violate any provisions of such laws or any rule, regulation or order issued by the Securities and Exchange Commission or other Public Authority thereunder.

            7.23 Margin Securities. Neither Borrower nor any of its Subsidiaries owns any "margin security," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve
Board"), and the proceeds of the Line of Credit Loans, the Convertible Term Loan, and the other financial accommodations made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the transactions contemplated by this Agreement will violate Regulations G, T, U or X of the Federal Reserve Board. None of the Line of Credit Loans, the Convertible Term Loan, or the other financial accommodations hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Debt or other Person's indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any such loan or other financial accommodation to be considered a "purpose credit" within the meaning of Regulation G, U or X of the Federal Reserve Board. Borrower will neither take nor permit any agent acting on its behalf to take any action which might cause any transaction, obligation or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board.

            7.24 Disclosure. Neither this Agreement nor any document or statement furnished to Agent or any Lender by or on behalf of Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

            7.25 Bank Accounts. Schedule 7.26 contains an accurate list of (a) all bank accounts maintained by Borrower with any bank or other financial institution and (b) all corporate credit cards and bank cards of Borrower (which cards shall be terminated before the Closing Date in accordance with Section 8.27).

            7.26 Public Utility Holding Company. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an Affiliate of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.27 Broker's Fees. No broker or finder is entitled to receive compensation for services rendered with respect to the transactions contemplated by this Agreement, except as disclosed by Borrower to Agent in writing prior to the Closing Date.

            7.28 Transactions with Affiliates. Except as disclosed on Schedule 7.29, Borrower has no agreements with or obligations to any Affiliates, including without limitation, any agreement to sell, transfer, distribute, or pay any money or property or to pay any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services) to any Affiliate or employee thereof, or lend or advance money or property to any Affiliate or employee thereof, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate or employee thereof, or become liable on any guaranty of the indebtedness, dividends, or other obligations of any Affiliate or employee thereof.

                ARTICLE 8 - AFFIRMATIVE AND NEGATIVE COVENANTS

            Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

            8.1 Taxes and Other Obligations. Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file, (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to Agent, upon request, satisfactory evidence of its timely compliance with the foregoing and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or discharge any other obligation, that any of them is contesting in good faith by appropriate proceedings diligently pursued, and for which adequate reserves are maintained, so long as no Lien, other than a Permitted Lien, results from such non-payment.

            8.2 Corporate Existence and Good Standing. Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its property.

            8.3 Compliance with Law and Agreements. Borrower shall, and shall cause each of its Subsidiaries to, comply with the material terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

            8.4 Maintenance of Property. Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted.

            8.5 Insurance. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as Agent shall specify, in amounts, and under policies acceptable to Agent. Borrower shall also maintain flood insurance, in the event of a designation of the area in which any Real Estate is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Borrower shall also maintain, for the benefit of its officers and directors, insurance with financially sound and reputable insurers against loss or damage for the acts or omissions of its officers and directors with coverage amounts not less than $3,000,000.

            Borrower shall cause Agent to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of Agent and Lenders shall not be impaired or invalidated by any act or neglect of Borrower or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by Borrower when due, and certificates of insurance and, if requested, photocopies of the policies shall be delivered to Agent. If Borrower fails to procure such insurance or to pay the premiums therefor when due, Agent may (but shall not be required to) do so and charge the costs thereof to Borrower's loan account as a Line of Credit Loan.

            Borrower shall promptly notify Agent of any material loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. Agent is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Agent and Lenders in the collection or handling thereof, Agent may apply such proceeds to the reduction of the Obligations in such order as Agent determines, or at Agent's option, may permit or require Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Without limiting the foregoing, in case of any loss, damage or destruction with respect to any of the Equipment or Real Estate, including any improvements, Agent is authorized to collect all insurance proceeds payable in connection therewith and apply them at its option, to the reduction of the Loans (applying such proceeds to the Obligations as set forth in Article 4) or to any of the other Obligations then due hereunder. Agent may, at its option, permit or require Borrower to use any such insurance proceeds, or any part thereof, to replace, or to repair, restore or rebuild, the lost, damaged or destroyed property. If the lost, damaged or destroyed property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such loss, damage or destruction, and Borrower shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion. Plans and specifications for any such repair or restoration shall be reasonably satisfactory to Agent and shall be submitted to Agent prior to commencement of the work and shall be subject to the reasonable approval of Agent.

            8.6 Condemnation. Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding, and Borrower from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation. Agent is authorized to collect the proceeds of any condemnation claim or award and apply them, at its option, to the reduction of the Loans or to any of the other Obligations then due. If the condemned property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such loss, damage or destruction, and Borrower shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion. Plans and specifications for any such repair or restoration shall be reasonably satisfactory to Agent and shall be submitted to Agent prior to commencement of the work and shall be subject to the reasonable approval of Agent.

            8.7 Environmental Laws. Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to Agent on such response. Whenever Borrower gives notice to Agent pursuant to Section 6.3(f), Borrower shall, at Agent's request and Borrower's expense (a) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where the non-compli ance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to Agent a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (b) provide to Agent a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change.

            8.8 ERISA.  (a)  Borrower  shall,  and shall cause each of its ERISA
Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all regulations and interpretations promulgated thereunder, and all other applicable laws and regulations.

      (b)   Borrower shall not, and shall not permit any ERISA Affiliate, to:

            (i) Engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously been obtained from the DOL;

            (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) whether or not waived;

            (iii)  Fail  to  pay  timely   required   contributions   or  annual
      installments due with respect to any waived funding deficiency to any Benefit Plan;

            (iv) Terminate any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of ERISA;

            (v) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agree ment relating to such Multiemployer Plan, or any law pertaining thereto;

            (vi)  Fail to pay any  required  installment  under  section  (m) of
      Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

            (vii) Amend a Plan resulting in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

            8.9 Mergers, Consolidations, Acquisitions, or Sales. Neither Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (a) for sales of Inventory in the ordinary course of its business and (b) as otherwise expressly permitted hereby.

            8.10 Distributions; Capital Change. Neither Borrower, nor any of its Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to Borrower by a Subsidiary wholly owned by Borrower or by one or more other Subsidiaries that are wholly owned by Borrower or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

            8.11 Transactions Affecting Collateral or Obligations. Neither Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Obligations.

            8.12 Guaranties. Neither Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of Agent and Lenders.

            8.13 Debt. Neither Borrower nor any Subsidiary shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) obligations to fund any of Borrower's pension or employee benefit plans in the ordinary course of business; (d) liability for employees' salaries incurred in the ordinary course of business; (e) tax liability incurred in the ordinary course of business; and (f) other Debt existing on the Closing Date and reflected in the audited Financial Statements delivered to Agent.

            8.14 Prepayment. Borrower shall not voluntarily prepay any Debt (other than prepayment of trade payables in the ordinary course of business), except the Obligations in accordance with their terms.

            8.15 Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services) to any Affiliate or employee thereof, or lend or advance money or property to any Affiliate or employee thereof, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate or employee thereof, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate or employee thereof, except for actual and reasonable expenses incurred and approved in advance in writing by the Crisis Manager and other expenses permitted to be incurred in accordance with Section 8.27.

            8.16 Investment Banking and Finder's Fees. Neither Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Borrower shall defend and indemnify each of Agent and Lenders against and hold it harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by Agent or Lenders in connection therewith.

            8.17 Business Conducted. Borrower and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which Borrower and its Subsidiaries are engaged on the Closing Date.

            8.18 Liens. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

            8.19 Sale and Leaseback Transactions. Neither Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for Borrower or a Subsidiary to lease or rent property that Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

            8.20 New Subsidiaries. Borrower shall not, directly or indirectly, organize or acquire any Subsidiary.

            8.21 Restricted Investments. Neither Borrower nor any of its Subsidiaries shall make any Restricted Investment.

            8.22 Capital Expenditures. Neither Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower and its Subsidiaries on a consolidated basis would exceed (i) $240,000 from and after the Closing Date through the end of Fiscal Year 1997 and (ii) in any Fiscal Year thereafter, an amount equal to depreciation expense for tangible personal property for the immediately preceding Fiscal Year, as determined in accordance with GAAP applied consistently with the Financial Statements.

            8.23 Operating Lease Obligations. Neither Borrower nor any of its Subsidiaries shall enter into any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by Borrower and its Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease and all such leases would exceed $150,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

            8.24 [Reserved]

            8.25 General and Administration Expense. Borrower covenants that within sixty (60) days after the Closing date its consolidated selling, general, and administrative expenses (exclusive of compensation to the Crisis Manager), as reflected on Borrower's books and records and determined in accordance with GAAP, shall not exceed $100,000 for any calendar month.

            8.26 Use of Proceeds. Borrower shall not use the proceeds any Line of Credit Loans for any payment not expressly set forth on the Use of Proceeds Schedule applicable to such Line of Credit Loan.

            8.27 Termination of Employee Accounts; Reimbursement of Employee Expenses. Commencing upon the making of the initial advance under the Line of Credit Loan, there shall be no corporate credit cards or bank cards, upon which Borrower could be obligated, issued or outstanding to Borrower's employees, officers, or directors. Borrower agrees that no employee, officer, or director of Borrower shall be reimbursed for any out of pocket expense unless such expense is incurred in accordance with Borrower's established company expense policy and the party seeking reimbursement provides Borrower with reasonable and customary evidence of incurring such expense prior to reimbursement; provided however that, in addition to the foregoing restrictions, no expense in excess of $250 per transaction shall be reimbursed by Borrower unless previously approved by the Company's Chief Executive Officer.

            8.28 [Reserved]

            8.29 [Reserved]

            8.30 Election of Board Members; Attendance at Board Meetings. Borrower shall cause the election to the board of directors of Borrower of up to three (3) directors which have been designated by Agent in its sole discretion, including the individuals initially appointed to the board of directors pursuant to Section 9.1(g), and any successors thereto designated by Agent from time to time. Neither the number of directors of Borrower nor the size of the board of directors of Borrower shall ever exceed five (5) without Agent's prior written consent. Whether or not Agent shall have appointed any director pursuant to the preceding sentence, Borrower shall give Agent written notice of each meeting of Borrower's board or directors and each committee thereof at the same time and in the same manner as notice is given to the directors, and Borrower shall permit representatives chosen by Agent to attend as an observer of all meetings of its board of directors and all committees thereof, including telephonic meetings. Unless such observer is a director, such observer(s) shall have no right to vote at any such meetings. Such representative will receive all written materials and other information given to directors in connection with such meetings at the same time such materials and information are given to Borrower's directors, including, without limitation, copies of all minutes and resolutions of directors meetings. If Borrower proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, Borrower will give written notice thereof to Agent prior to the effectiveness of such consent describing in reasonable detail the nature and substance of such action. Borrower will pay the reasonable out-of-pocket expenses of the representative(s) incurred in connection with attending such board and committee meetings.

            8.31 Registration Rights. In accordance with the terms of the Registration Rights Agreement, Borrower shall cause a registration statement to be filed on or before May 1, 1997 and such registration statement shall be effective on or before June 30, 1997.

            8.32 Fiscal Year. Borrower will not change its Fiscal Year from a Fiscal Year ending on the last day of December.

            8.33 Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Agent such documents and agreements, and shall take or cause to be taken such actions, as Agent may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                        ARTICLE 9 - CONDITIONS OF LENDING

            9.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of Lenders to make the initial Line of Credit Loan on the Closing Date and to make the Convertible Term Loan is subject to the following conditions precedent having been satisfied in a manner satisfactory to Agent:

            (a) Borrower shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by Borrower before or on such Closing Date.

            (b) Agent shall have received a certificate dated such Closing Date and signed by the chief executive officer and the chief financial officer of Borrower certifying that the conditions specified in Subsection 9.1(a) above have been fulfilled.

            (c) Borrower shall have executed and delivered to Agent and Agent shall have received all Loan Documents and all items on the List of Closing Documents attached hereto as Exhibit D which are not elsewhere identified in this Article 9, such items to be in form and substance satisfactory to Agent, and to be executed by all parties thereto when the nature of such items so requires.

            (d) Borrower shall have paid to Agent all fees, costs, and expenses (including, without limitation, the attorneys' and paralegals' fees and disbursements of Freeborn & Peters in an amount not to exceed $50,000) incurred by Agent and Lenders as of the Closing Date in connection with the negotiation, preparation, and consummation of this Agreement, the other Loan Agreements and the transactions contemplated thereby.

            (e) Each of Robert J. Schuster and Peter R. Feinstein shall have executed and delivered (i) resignation letters in form and substance satisfactory to Agent and (ii) Consulting Agreements in form and substance satisfactory to Agent, it being understood and agreed that it is a further condition to the making of the Line of Credit Loan that Mr. Feinstein's resignation and his Consulting Agreement shall have taken effect.

            (f) Borrower shall have delivered to Agent the written waiver, in form and substance satisfactory to Agent, of Josephthal Lyon & Ross to any rights it may have to any fees in connection with the transactions contemplated by this Agreement.

            (g) Borrower shall have caused to be elected to the board of directors of Borrower up to three individuals designated by Agent and shall have caused the resignation (as evidenced by an executed original letter of resignation) of any and all board members other than Messrs. Feinstein and Schuster.

            (h) All proceedings taken in connection with the execution of this Agreement, the Convertible Note, all other Loan Documents and all documents and papers relating thereto shall be satisfactory to Agent. Agent shall have received copies of such documents and papers as Agent may reasonably request in connection therewith, all in form and substance satisfactory to Agent.

The acceptance by Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by Borrower to the effect that all of the conditions to the making of such Loans set forth in this Section 9.1 have been satisfied, with the same effect as delivery to Agent of a certificate signed by the president and chief financial officer of Borrower, dated the Closing Date, to such effect.

            9.2 Conditions Precedent to Each Loan. Lenders shall not be obligated to make the Loans and the Loans shall be made by Lenders only in their sole discretion; further, Agent and Lenders may require that certain conditions precedent be satisfied before making any Loan, which shall include, without limitation that on the date of any such extension of credit:

            (a) the following statements shall be true, and the acceptance by Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to Agent of a certificate signed by the president and chief financial officer of Borrower, dated the date of such extension of credit, stating that:

                  (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent Agent has been notified by Borrower that any representation or warranty is not correct and Agent has explicitly waived in writing compliance with such representation or warranty; and

                  (ii) No event has occurred and is continuing,  or would result from such extension of credit, which constitutes a Default or an Event of Default; and

            (b) Agent shall have received a Use of Proceeds Schedule satisfactory to it and such other approvals, documents, agreements, or instruments as it may request, including without limitation, evidence that all Liens on the Collateral granted and purported to be granted by Borrower hereunder have attached, are perfected, and are first priority Liens on the Collateral;

            (c) no order, judgment or decree of any Public Authority and no law, rule or regulation applicable to Agent or Lenders shall purport by its terms to enjoin, restrain or otherwise prohibit the making of such Loan; and

            (d) since the Closing Date, no material adverse change shall have occurred with respect to the business, operations, assets or condition (financial or otherwise) of Borrower and its subsidiaries.

                         ARTICLE 10 - DEFAULT; REMEDIES

            10.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) any failure to pay the principal of or interest or premium on any of the Loans or other Obligations when due, whether upon demand or otherwise;

            (b) any representation or warranty made by Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by Borrower or any Subsidiary at any time to Agent or any Lender shall prove to be untrue in any material respect as of the date on which made;

            (c) any failure by Borrower to comply with any of the covenants set forth in Article 8 of this Agreement;

            (d) any failure by Borrower to comply with any of the other covenants and agreements contained in this Agreement, the Convertible Note, the Warrants, the Registration Rights Agreement, the Mortgages, the other Loan Documents, or any other agreement entered into at any time to which Borrower or any Subsidiary and Agent or any Lender are party, for more than (i) ten (10) days after notice of such failure by Agent to Borrower, (ii) ten (10) days after the date that Borrower discovers, or reasonably should have discovered, such failure, or (iii) if such failure shall have existed for more than twenty (20) days, upon the earlier of (A) written notice thereof from Agent to Borrower or (B) Borrower's discovery of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure to comply may not, in Agent's reasonable determination, be cured by Borrower during such grace period; or if any such agreement, instrument or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of Agent) or become void or unenforceable without the written consent of Agent;

            (e) default shall occur with respect to any Debt for borrowed money or any indebtedness for borrowed money of any Subsidiary (other than the Obligations) in an outstanding principal amount in excess of $25,000 or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt; or any such Debt or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

            (f) Borrower or any Subsidiary shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

            (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of Borrower's or any Subsidiary's debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

            (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for Borrower or any Subsidiary or for all or any part of their property shall be appointed; or a warrant of attachment, execution or similar process shall be issued against any part of the property of Borrower or any Subsidiary;

            (i) Borrower or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

            (j) all or any material part of the property of Borrower or any Subsidiary shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Borrower or any Subsidiary shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

            (k) for any reason other than the failure of Agent to take any action available to it to maintain perfection of the Liens created in favor of Agent or any Lender pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

            (l) one or more final judgments for the payment of money aggregating in excess of $25,000 (whether or not covered by insurance) shall be rendered against Borrower which is not discharged in full or stayed within thirty (30) days from the date of entry thereof;

            (m) any loss, theft, damage or destruction of any item or items of Collateral occurs which (i) materially and adversely affects the operation of Borrower's business; or (ii) is material in amount and is not adequately covered by insurance;

            (n) there occurs any material adverse change in Borrower's property, business, operation, or condition (financial or otherwise);

            (o) there is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limita tion, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral; or

            (p) a default shall occur under the Registration Rights Agreement.

            10.2 Remedies. (a) If a Default or an Event of Default exists, Agent may, without notice to or demand on Borrower restrict the amount of or refuse to make Line of Credit Loans. If an Event of Default exists, Agent may, without notice to or demand on Borrower, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order: (i) terminate this Agreement and (ii) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Subsections 10.1(f), 10.1(g), 10.1(h), or 10.1(i), all Obligations shall automatically become immediately due and payable without notice or demand of any kind); and pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default exists: (i) Agent shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC;
(ii) Agent may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to Agent or any Lender, or remove any part of it to such other place or places as Agent may desire, or Borrower shall, upon Agent's demand, at Borrower's cost, assemble the Collateral and make it available to Agent at a place reasonably convenient to Agent; and (iii) Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Agent deems advisable, in its sole discretion, and may, if Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, Borrower agrees that any notice by Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to Borrower's address specified in or pursuant to Section
12.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until Agent receives payment, and if the buyer defaults in payment, Agent may resell the Collateral without further notice to Borrower. In the event Agent seeks to take possession of all or any portion of the Collateral by judicial process, Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that Agent retain possession and not dispose of any Collateral until after trial or final judgment. Borrower agrees that Agent and Lenders have no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order Agent elects, to all Obligations. Agent will return any excess to Borrower or such other Person as shall be legally entitled thereto and Borrower shall remain liable for any deficiency.

            (c) If an Event of Default occurs, Borrower hereby waives all rights to notice and hearing prior to the exercise by Agent of Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

            (d) If Agent terminates this Agreement upon an Event of Default, Borrower shall pay Agent and Lenders, upon the earlier of Agent's request therefor or the repayment of the Obligations, a premium equal to the prepayment premiums that would have been payable under Article 4 if the Loans had been voluntarily prepaid by Borrower on that date.

            (e) Agent and Lenders agree not to initiate proceedings against Borrower under the Bankruptcy Code for a period of ninety (90) days after the Closing Date. The foregoing (i) shall not prohibit Agent and Lenders from participating in any such proceeding if not initiated by Agent or any Lender during such period and (ii) shall not in any way impair or constrain the exercise by Agent or any Lender of any of their other rights and remedies under the Loan Documents, including, without limitation, the rights and remedies set forth in paragraphs (a), (b), (c), and (d) of this Section.

                        ARTICLE 11 - TERM AND TERMINATION

            11.1 Term and Termination. The term of this Agreement shall end on October 9 1999 unless earlier terminated pursuant to Article 10. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal of, accrued interest on and prepayment premiums or penalties, if any, with respect to the Convertible Term Loan) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, Agent and Lenders shall retain all their rights and remedies hereunder (including, without limitation, Agent's security interest in and all rights and remedies with respect to all then existing and after-arising Collateral).

                           ARTICLE 12 - MISCELLANEOUS

            12.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of Agent's and Lenders' rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Agent and Lenders may have under the UCC or other applicable law. Agent shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. Agent and Lenders may, without limitation, proceed directly against Borrower to collect the Obligations without any prior recourse to the Collateral.

            12.2 No Implied Waivers. No act, failure or delay by Agent or any Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by Agent or any Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which Agent or any Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provisions, breach, default, right or remedy on a future occasion. No waiver by Agent or any Lender shall affect its rights to require strict performance of this Agreement.

            12.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is ineffective only to such extent, without invalidating the remainder of this Agreement.

            12.4 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE) OF THE STATE OF ILLINOIS.

            (b) SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, AGENT, AND EACH LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY, ILLINOIS AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN OR AMONG ANY LENDER, AGENT, AND BORROWER OR THE CONDUCT OF EITHER PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE
FOREGOING: (1) AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE, OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH IN
SECTION 12.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT AGENT'S OPTION, BY SERVICE UPON

CT CORPORATION SYSTEM, 600 SECOND STREET, SPRINGFIELD, ILLINOIS WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS. IN ADDITION, AGENT AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 12.8. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

            (d) BORROWER, AGENT, AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED, IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF BORROWER, AGENT, AND LENDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) NOTHING IN THIS SECTION 12.4 SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST Borrower OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

            12.5 Survival of Representations and Warranties. All of Borrower's representations, and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by Agent, Lenders or their agents.

            12.6 Other Security and Guaranties. Agent may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

            12.7 Fees and  Expenses.  Borrower  shall pay to Agent on demand all costs and expenses that Agent and Lenders pay or incur in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to Agent and Lenders; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue Agent's Liens; (e) sums paid or incurred to pay any amount or take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral; (g) costs and expenses of preserving and protecting the Collateral;
(h) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against Agent or Lenders arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters); and (k) all fees payable to Agent as set forth in
Article 3 hereof. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower. Notwithstanding the foregoing, Borrower shall not be responsible for Agent's and Lenders' fees and expenses in excess of $50,000 for legal counsel in connection with the closing of the transactions contemplated by this Agreement.

            12.8 Notices. Except as otherwise provided herein, all notices, demands and requests that either party is required or elects to give to the other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to Agent:      Cameron Capital Ltd.
                  10 Cavendish Road
                  Hamilton, HM 19
                  Bermuda
                  Attention: Nic Snelling
                  Telecopy No. 441.295.9022

with a copy to:   Freeborn & Peters
                  950 Seventeenth Street
                  Denver, Colorado
                  Attention: Kenneth S. Witt
                  Telecopy No. 303.628.4240

If to Borrower:   Country Star Restaurants, Inc.
                  11150 Santa Monica Blvd.
                  Los Angeles, California
                  Attention: Chief Operating Officer
                  Telecopy No. 310.268.2208

with a copy to:   Zukerman Gore & Brandeis, LLP
                  900 Third Avenue
                  New York, New York 10022
                  Attention: Clifford A. Brandeis
                  Telecopy No. 212.223.6433

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other com munication.

            12.9 Indemnity. Borrower agrees to (i) reimburse Agent and Lenders for any costs and expenses (including, without limitation, attorneys' and paralegals' fees and expenses) incurred by Agent and Lenders in defending any suit brought against it by Borrower or any other Person in connection with the transactions contemplated by this Agreement, and (ii) indemnify and hold Agent and Lenders and their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by any Person, whether threatened or initiated, asserting any claim for legal or equitable remedy against any Person under any statute or regulation (including, without limitation, any federal or state securities or commercial laws or under any common law or equitable cause or otherwise, including any liability and costs under Environmental Laws or common law principles arising from or in connection with the past, present or future operations of Borrower or its predecessors in interest, or the past, present or future environmental condition of Borrower's property, the presence of asbestos-containing materials at or on such property, or the Release or threatened Release of any Contaminant from such property), in any way arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement or any other document executed in connection herewith, provided that Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any Indemnitee seeking such indemnification. To the extent that the indemnity set forth in this Section may be unenforceable because it is violative of any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law. Any Indemnitee will promptly notify Borrower of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit Borrower to participate in the defense of such Indemnitee in any such proceeding. The foregoing indemnity shall survive the payment of the Obligations and the termination of this

Agreement. All of the foregoing fees, costs and expenses shall be part of the Obligations, payable upon demand, and secured by the Collateral.

            12.10 Waiver of Notices. Unless otherwise expressly provided herein, Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on Borrower which Agent or Lender may elect to give shall entitle Borrower to any or further notice or demand in the same, similar or other circumstances.

            12.11 Binding Effect; Assignment; Disclosure. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by Borrower without the prior written consent of Agent. With respect to Borrower, successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for Borrower. The rights and benefits of Agent or any Lender hereunder shall, if Agent and Lenders so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

            12.12 Modification. This Agreement, together with the other Loan Documents, is intended by Borrower, Agent, and Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and a duly authorized officer of each of Agent and Lenders.

            12.13 Counterparts. This Agreement may be executed in any number of counterparts, and by Agent, Lenders and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

            12.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

            12.15 Right of Set Off. Each Lender is hereby authorized from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any affiliate of such Lender to or for the credit or the account of Borrower against any and all of the Obligations, whether or not then due and payable.

            12.16 Assignment of a Lender's Interest; Participating Lender's Security Interests. Agent shall have the right at any time to assign (through participation, outright assignment, or otherwise) to one or more financial institutions all or a portion of its Loans owing to it as a Lender and its other rights and obligations hereunder. If a third party shall at any time participate with Agent in the Loans, Borrower hereby grants to such participating lender, and Agent and such participating lender shall have and are hereby given, a continuing Lien on and security interest in any money, securities and other property of Borrower in the custody or possession of the participating lender, including the right of set-off, to the extent of the participating lender's participation in the Obligations, and such participating lender shall be deemed to have the same right of set-off to the extent of participating lender's participation in the Obligations under this Agreement as it would have if it were a direct lender. Each reference to "Lender" in this Agreement shall be a reference to Lender's successors and assigns. Borrower shall only be required to communicate with and make payments to Agent, on behalf of Lenders, in connection with the making of and repayment of the Loans. Cameron shall be the Agent under this Agreement and the other Loan Documents until Cameron (or its successor) shall notify Borrower of the appointment of a successor Agent.

            12.17 Appointment of Agent. Each Lender hereby designates and appoints Cameron as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower. The Agent may perform any of its duties under this Agreement, or under the other Loan Documents, by or through its agents or employees. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.

            12.18 Investment Representations of each Lender. (a) Each Lender is aware that no federal or state agency has passed upon the securities (the "Securities") evidenced by and issuable in connection with the Warrants and the Convertible Note or made any finding or determination concerning the fairness of the investment evidenced thereby; (b) each Lender has had an opportunity to ask questions of and receive answers from representatives of Borrower concerning the terms and conditions of such investment (c) the Securities will be acquired for each Lender's own account, for investment only and not with a view toward resale or distribution in a manner which would require registration under the Securities Act; (d) each Lender acknowledges that, until the "Registration
Statement" (as defined in the Registration Rights Agreement) is declared effective by the SEC, there are substantial restrictions on the transferability of the Securities as required pursuant to federal and state securities laws; (e) each Lender agrees to be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law; (f) each Lender is an "accredited investor" as defined in Rule 501(a) under the Securities Act; (g) each Lender is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and is a corporation, Massachusetts or similar business trust or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (h) each Lender agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities; and (f) each Lender acknowledges that each certificate representing any Securities shall be stamped with a restrictive legend substantially in the form of Exhibit E attached hereto.

                      [Signature Page Immediately Follows]

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                    COUNTRY STAR RESTAURANTS, INC.



                                    By: /s/ Robert J. Schuster
                                       ----------------------------
                                    Title: Chief Executive Officer


                                    CAMERON CAPITAL LTD.,
                                        as Agent and as a Lender



                                    By: /s/ N. Snelling
                                       ----------------------------
                                    Title: Chief Executive Officer


                [Signature Page to Loan and Security Agreement]

                                  EXHIBIT A
                                      to
                         Loan and Security Agreement
                                   between
                            Cameron Capital Ltd.,
                             as Agent for Lenders
                                     and
                        Country Star Restaurants, Inc.

                               CONVERTIBLE NOTE



                                  [Attached]

                               CONVERTIBLE NOTE

$4,000,000                                                   February 12, 1997


      FOR VALUE RECEIVED, the undersigned, COUNTRY STAR RESTAURANTS, INC., a Delaware corporation ("Borrower" or the "Corporation"), HEREBY IRREVOCABLY
PROMISES TO PAY to the order of CAMERON CAPITAL LTD., a Bermuda corporation (together with its successors and assigns, "Holder"), the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000) together with interest on the principal balance hereof at the rates provided below from the date such principal is advanced until payment in full thereof.

      This Convertible Note is the Convertible Note referred to in, and is entitled to the benefit of, the Loan and Security Agreement dated as of February 12, 1997 between Borrower and Holder (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), which Loan
Agreement, among other things, contains provisions for acceleration of the maturity hereof and to which reference is hereby made for a more complete statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. Any capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to such terms in the Loan Agreement.

      1. Payment of Principal. The entire principal balance of this Convertible Note shall be payable in immediately available funds on October 9, 1999; provided, however, that notwithstanding the foregoing, the principal balance hereof shall be payable in full upon acceleration as provided in the Loan Agreement. Such principal payment shall be accompanied by a premium calculated in the same manner as the prepayment premium as set forth in Section 4.

      2. Interest. Borrower further promises to pay Holder interest on the average daily outstanding principal amount hereof, on June 30 and December 31 of each year, commencing on December 31, 1997, in arrears, at a rate of seven percent (7%) per annum. Effective immediately upon the occurrence of an Event of Default, the principal balance hereof and, to the extent permitted by applicable law, any interest thereon not paid when due, shall bear interest payable upon Holder's demand therefor at a rate which is ten percent (10.0%) in excess of the rate otherwise payable under this Convertible Note.

      3. Interest Payments After Default; Premium Payable if Registration Not Effected.

            a. Interest After Default. Following the occurrence of an Event of Default and in addition to any other remedies Holder may have hereunder or under the Loan Agreement, Borrower shall pay interest on the principal balance hereof and, to the extent permitted by applicable law, any interest thereon not paid when due, upon Holder's demand therefor from time to time at any time or, if no such demand has been made, in accordance with the schedule set forth in Section 2 above.

            b. Premium if Registration Not Effected. In the event the Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement of even date between the Borrower and the Holder is not filed with the Securities and Exchange Commission (the "Commission") on or before May 1, 1997, or declared effective by the Commission on or before June 30, 1997, the Borrower shall, for each month or portion thereof that said Registration Statement is not filed or declared effective, as the case may be, in addition to the interest payable on the Convertible Note, pay the Holder a premium equal to three percent (3%) of the face amount of the Convertible Note, payable monthly in advance, commencing May 2, 1997 or July 1, 1997 as the case may be. The premium to be paid, if any, shall constitute liquidated damages for the Borrower's failure to cause the Registration Statement to be filed or to become effective. The parties agree that the foregoing damages are reasonable and that the anticipated damages for the failure of the Borrower to effect such registration are uncertain in amount and difficult to be proved. The premium shall be payable by wire transfer of immediately available funds unless the Holder agrees to accept part or all of the payment of the premium in Common Stock. In such event, the Borrower shall issue to the Holder such number of fully paid and non-assessable shares of Common Stock as shall have an aggregate average closing bid price (as reported by The Nasdaq Stock Market) for the five (5) consecutive trading days prior to the date such premium is payable equal in amount to the cash payment of the premium which the Borrower and the Holder have elected to pay in kind.

      4. Prepayments. Borrower may prepay the principal balance hereof in immediately available funds in whole or in part at any time upon ten (10) business days' prior written notice. During such ten (10) day period, Holder may, in its sole discretion, in lieu of receiving such prepayment, convert this Convertible Note in accordance with the terms hereof. Each prepayment of principal shall be accompanied by payment of all accrued but unpaid interest on the principal balance hereof to the date of prepayment. Any prepayment of less than all of the outstanding principal hereunder shall be applied to the installments of principal hereunder in the inverse order of maturity. Each prepayment shall also be accompanied by a substitute Convertible Note duly executed by Borrower in the same form as this Convertible Note, except that the principal amount of such substitute Convertible Note shall reflect the reduced principal amount under this Convertible Note. Upon receipt of such prepayment from Borrower and such substitute Convertible Note, Holder will surrender this Convertible Note to Borrower.

      5. Computation of Interest; Method of Payments. Accrued interest charges hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment of principal or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      Both principal and interest hereunder are payable in lawful money of the United States of America to Holder at The Bank of Bermuda International, New York, New York for credit to The Bank of Bermuda Limited, Hamilton Bermuda (or to such other accounts as Holder may direct Borrower) by wire transfer in immediately available funds prior to noon Atlantic standard time (AST) on the date such payments are due, or as otherwise provided herein or in the Loan Agreement; provided, however, that Holder may elect, in its sole discretion, to receive payment for part or all of any accrued interest hereunder in shares of Common Stock, in lieu of immediately available funds, in such number of shares to be determined based upon the average closing bid price (as reported by the Nasdaq Stock Market) of the Common Stock for the five (5) consecutive trading days immediately prior to the date that such interest is payable.

      6. Other Charges. In addition to the interest charges described herein, the Loan Agreement provides for the payment by Borrower of various other charges and fees as set forth more fully in the Loan Agreement.

      7. Acceleration. Upon and after the occurrence of an Event of Default, this Convertible Note may, in accordance with the terms of the Loan Agreement, and without demand, notice or legal process of any kind, be declared and immediately shall become due and payable.

      8. Certain Waivers by Borrower. Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.

      9. Permissible Rates of Interest. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest rate applicable hereto, Holder shall apply such amounts in accordance with Section 3.2 of the Loan Agreement.

      10.   Conversion Rights.

            a. Right to Convert. Part or all of the principal amount of this Convertible Note may be converted, at the option of the Holder, at any time after ninety (90) days from the date hereof and before it is paid in full in accordance herewith, and without the payment of any additional consideration thereof, into the number of fully paid, nonassessable shares of common stock, $.001 par value per share, of the Corporation (the "Common Stock"), as is determined by dividing the principal amount of this Convertible Note requested by the Holder to be converted into Common Stock (as adjusted for stock splits, stock dividends, combinations and similar recapitalizations affecting this Convertible Note) by the lesser of (i) $1.33 (the "Fixed Conversion Price"), or
(ii) Eighty Percent (80%) of the average closing bid price (as reported by The Nasdaq Stock Market) of the Common Stock for the five (5) consecutive trading days immediately prior to the Date of Conversion, as defined below in Section 10.b.(ii) (such value is hereinafter referred to as the "Formula Conversion Price"). Notwithstanding the foregoing, in no event shall the Convertible Note be convertible into a cumulative aggregate number of shares of Common Stock in excess of 3,000,000 (as adjusted for stock splits, reverse splits and similar recapitalizations affecting such shares, the "Maximum Number of Shares"). In the event the Holder of the Convertible Note (i) subsequent to having converted the Convertible Note into the Maximum Number of Shares or (ii) upon the conversion of the Convertible Note such that the number of shares of Common Stock issuable upon conversion of the Convertible Note (without giving effect to the preceding sentence) would exceed the Maximum Number of Shares, submit a written notice to the Corporation demanding redemption ("Notice of Redemption") of the principal and accrued interest remaining after the conversion of the Convertible Note into the Maximum Number of Shares, the Corporation shall redeem such remaining principal balance and accrued interest for a price equal to such principal and accrued interest plus a premium calculated in the same manner as the prepayment premium described in Section 4 (the "Redemption Amount"). The Corporation shall pay such Redemption Amount to the Holder within fifteen (15) calendar days of the date of the Notice of Redemption, against delivery of the Convertible Note.

            b.    Mechanics of Conversion.

                  (i) No fractional shares of Common Stock shall be issued upon conversion of this Convertible Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall round up to the nearest whole share. In order to convert the Convertible Note into shares of Common Stock, the Holder shall surrender the Convertible Note, either by overnight courier or 2-day courier, to the office of the Corporation or its transfer agent for the Convertible Notes, if any, and shall give written notice to the Corporation at such office that the Holder elects to convert the same, the principal amount of the Convertible Note so converted and a calculation of the Conversion Price (with an advance copy of the notice by facsimile); provided, however, that the Corporation shall not be obligated to issue certificates evidencing shares of Common Stock issuable upon such conversion unless the Convertible Note is delivered to the Corporation or its transfer agent as provided above, or the Holder notifies the Corporation or its transfer agent that the Convertible Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the Convertible Note.

                  (ii) The Corporation shall use its best efforts to issue and deliver, within three (3) business days after delivery to the Corporation or its transfer agent of such Convertible Note or such agreement of indemnification, to the Holder of this Convertible Note at the address of the Holder on the books of the Corporation, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which notice of conversion is received by the Corporation (the "Date of Conversion") shall be deemed to be the date of conversion, provided this Convertible Note which may be converted is received by the Corporation or its transfer agent, as the case may be, within three (3) business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the Convertible Note to be converted is not received by the Corporation or its transfer agent within three (3) business days after the Date of Conversion, the notice of conversion shall become null and void. In addition, if the Convertible Note should be converted in part only, the Corporation shall, upon surrender of this Convertible Note, issue, execute and deliver a new Convertible Note representing the balance of the Convertible Note not so converted.

            c. Restriction on Conversion. In no event shall the Holder of this Convertible Note be entitled to convert the Convertible Note to the extent such conversion would result in such Holder's beneficially owning more than five percent (5%) of the outstanding shares of the Corporation's Common Stock. For these purposes, beneficial ownership shall be defined and calculated in accordance with Rule 13d-3, promulgated under the Securities Exchange Act of 1934, as amended.

      11.   Corporate Events.

            a. Notices of Record Date.  In the event of (i) any  declaration  by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than any record date declared in connection with regularly scheduled dividend dates for the Corporation's 6% Cumulative Convertible Series A Preferred Stock) or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation and any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to the Holder of the Convertible Note at least ten (10) days prior to the record date specified therein, a notice specifying (A) the date on which any such record date is to be declared for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) become eligible to receive securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution or winding up.

            b.  Corporate   Changes.   The  Fixed   Conversion  Price  shall  be
appropriately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock. If the Corporation shall, during the five (5) consecutive trading-day period applicable in determining the Formula Conversion Price for any shares of Common Stock, affect any stock dividend, stock split or share combination, then for purposes of calculating the Formula Conversion Price applicable to such conversion, the closing bid price for the Common Stock for any trading day prior to such action which falls in such five (5) trading-day period shall be adjusted to a price per share giving effect to such action. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Corporation's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), the Convertible Note shall be assumed by the acquiring entity and thereafter the Convertible Note shall be convertible into such class and type of securities as the Holder would have received had the Holder converted the Convertible Note immediately prior to such Corporate Change, as appropriately adjusted to equitably reflect the Conversion Price and any stock dividend, stock split or share combination of the Common Stock after such corporate event, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of the Convertible Note to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Convertible Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

      12. Spin Offs, Liquidating Distributions. In the event that the Corporation shall make any distribution of its assets upon or with respect to its capital stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Corporation, the Holder of the Convertible Note shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares of Common Stock so converted, the amount of such assets (or, at the option of the Corporation, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to the Holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

      13. Reservation of Stock Issuable Upon Conversion. Subject to the limitation on the number of shares issuable upon conversion of the Convertible Note set forth in Section 10(a) above, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Convertible Note, such number of its shares of Common Stock as shall from time to time be sufficient to affect the conversion of the entire outstanding principal balance of this Convertible Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to affect the conversion of the entire outstanding principal balance of this Convertible Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      14. Voting Rights. The Holder of this Convertible Note will not have any voting rights, except as for the portions of this Convertible Note that have been converted in accordance herein.

      15. Notices. All notices, consents, waivers, and other communications under this Convertible Note must made in accordance with the terms of Section 12 of the Loan Agreement.

      16. Invalidity of Certain Provisions. Whenever possible, each provision of this Convertible Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Convertible Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Convertible Note.

      17. Incorporation by Reference of Certain Provisions of the Loan Agreement. All of the representations, warranties, covenants, promises and other agreements of the parties set forth in the Loan Agreement are incorporated by reference herein. Any Event of Default under the Loan Agreement shall be an event of default hereunder.

      THIS CONVERTIBLE NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

      IN WITNESS WHEREOF, the undersigned has executed this Convertible Note on behalf of the Corporation on the day first written above.

                         COUNTRY STAR RESTAURANTS, INC.


                                    By:       /s/ Peter R. Feinstein
                                        ------------------------------------
                                          Peter R. Feinstein, President

ATTEST:


     /s/ Robert J. Schuster
-----------------------------
Robert J. Schuster, Secretary

                                  EXHIBIT B
                                      to
                         Loan and Security Agreement
                                   between
                            Cameron Capital Ltd.,
                             as Agent for Lenders
                                     and
                        Country Star Restaurants, Inc.

                        REGISTRATION RIGHTS AGREEMENT



                                  [Attached]

                         REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 12, 1997, is between Country Star Restaurants, Inc., a Delaware corporation (the "Company"); and Cameron Capital Ltd. ("Cameron") and the other parties who may execute and deliver counterpart signature pages to this Agreement from time to time (who are referred to collectively with Cameron as the "Investors").

                                   RECITALS

      A. The Investors have agreed to lend certain monies to the Company pursuant to that certain Loan and Security Agreement dated as of February 12, 1997 (the "Loan Agreement") provided that, among other things, certain registration rights are granted to the Investors.

      B. Pursuant to the Loan Agreement, the Company: (i) has issued to Cameron a Common Stock purchase warrant (the "Cameron Warrant") and a Term Loan Note that is convertible into Common Stock (the "Convertible Note"); and (ii) is obligated to issue additional Common Stock purchase warrants to Investors making additional advances under the Loan Agreement (together with the Cameron Warrant, the "Warrants").

      C. The Company deems it desirable to grant certain securities registration rights to the Investors in order to induce the Investors to lend it certain monies pursuant to the Loan Agreement.

                                   AGREEMENT

      In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Common Stock of the Company.

            "Holders" means the holders of Registrable Shares who are parties to this Agreement or successors or assigns or subsequent holders of the Registrable Shares.

            "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

            "Registrable Shares" means, at any time, any shares of Common Stock issued or issuable upon conversion of the Convertible Note or exercise of the Warrants, and any shares of Common Stock issued as, or issued or issuable directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of the Convertible Note, Warrants or other Registrable Shares; provided, however, that Registrable Shares shall not include any shares the sale of which has been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144, promulgated under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire such Registrable Shares (by conversion, exercise or otherwise), whether or not such acquisition has actually been effected.

            "Registration  Expenses"  has the meaning  ascribed to it in Section
2.6 of this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      2.    Securities Act Registration.

      2.1. Registration of Registrable Shares. The Company shall register under the Securities Act, at the Company's expense, all of the shares of Common Stock issuable upon the conversion in full of the Convertible Note and upon exercise of all of the Warrants (the "Registrable Shares") and in connection therewith shall file a registration statement with respect to the Registrable Shares (the "Registration Statement") with the Commission on or before the earlier of (i) 15 days after the Company files its annual report on Form 10-K or 10-KSB, and (ii) May 1, 1997. The Company shall cause the Registration Statement to become effective by no later than June 30, 1997. Notice of effectiveness of the Registration Statement shall be furnished promptly to the Investors. The Company shall maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act. The effectiveness of the Registration Statement shall be maintained with respect to the Registrable Shares until the later to occur of the second anniversary of the date of the respective Warrants and Convertible Note or such date as all of the Registrable Shares may be sold during any one period of three
(3) consecutive months pursuant to Rule 144 under the Securities Act or otherwise without registration.

      2.2. Amendments. The Company shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

      2.3. Notice. The Company shall notify each seller of Registrable Shares covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

      2.4. Prospectus. The Company shall furnish to the Investors such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested in order to facilitate the disposition of the Registrable Shares owned by the Investors.

      2.5. Blue Sky. The Company shall register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided, however, that the Company shall not be required in connection therewith, or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

      2.6. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses and compliance with federal, state and foreign securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system.

      2.7. Other Matters. (a) The Company shall provide a transfer agent and registrar for all Registrable Shares to be registered hereunder and a CUSIP number of all Registrable Shares, in each case not later than the effective date of such registration.

      (b) The Company will use its best efforts to cause the Registrable Shares to be duly approved for listing on The Nasdaq Stock Market on or prior to the effectiveness of the Registration Statement.

      (c) The Company will use its best efforts to maintain the listing of its Common Stock on The Nasdaq Stock Market, for at least a sixty (60) month period commencing on the Effective Date.

      (d) The Company will make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the Effective Date;

      (e) The Company will file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act.

      3.    Indemnification.

      3.1. Indemnification by the Company. In the event that the Company registers under the Securities Act any of the Registrable Shares held by the Investors, the Company shall indemnify and hold harmless the Investors and each underwriter (if any) of such shares (including any broker or dealer through whom any of the shares may be sold) and each person, if any, who controls any of the Investors or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or the Securities Exchange Act or otherwise, and, except as hereinafter provided, shall reimburse the Investors and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such Registration Statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by that specific Investor (insofar as indemnification of that specific Investor is concerned) or any underwriter (insofar as indemnification of any such underwriter is concerned) relating thereto expressly for use therein. Promptly after receipt by the Investors or any underwriter or any person controlling any of them, as the case may be, of notice of a claim to which the foregoing indemnification applies, the Investors or such other persons shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Investors or such underwriter or controlling person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Investors or any underwriter or any such controlling persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless: (i) the employment of such counsel has been specifically authorized by the Company, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties of any such action, suit or proceeding (including any impleaded parties) include both the person or persons seeking indemnification (the "indemnified person") and the Company and such indemnified person shall have been advised by its counsel that representation of the indemnified person and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified person). The Company shall not be liable to indemnify any person for any settlement by such person of any such action effected without the Company's consent.

      3.2. Indemnification by the Investors. Each Investor, severally and not jointly, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against all losses, claims, damages, expenses or liabilities or actions to which they or any of them become subject under the Securities Act or the Securities Exchange Act or otherwise, and shall reimburse the Company, its officers and directors and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims damages, expenses, liabilities or actions arise out of or are based upon any information relating to that specific Investor furnished by or on behalf of that specific Investor in writing specifically for inclusion in such
Registration Statement. Notwithstanding the above, the liability of each Investor under this Section 3.2 shall not exceed the proceeds (net of underwriting discounts or commissions) received by that Investor upon the sale of the Registrable Shares.

      3.3 Payment. Any losses, claims, damages, liabilities and reasonable expenses for which an indemnified party is entitled to indemnification under Sections 3.1 and 3.2 of this Agreement shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities and expenses are incurred.

      4. Representations, Warranties and Covenants of the Company. The Company hereby incorporates by reference all of its representations, warranties and covenants as set forth in the Loan Agreement.

      5. Representations and Warranties of the Investors.  Each of the Investors
hereby  incorporates  by  reference  all  of  its  respective   representations,
warranties and covenants as set forth in the Loan Agreement.

      6. Brokers. The Company hereby agrees to indemnify each Investor and holds each Investor harmless from any liability for any brokers' or finders' fee with respect to this Agreement or the transactions contemplated hereby for which the Company is responsible.

      7. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

      8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of the other party and any assignment in violation hereof shall be void. This Agreement, and all of each Investor's rights, remedies, obligations or liabilities arising hereunder or by reason hereof, may be assigned by that specific Investor.

      9. Governing Law; Choice of Forum. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the state of Illinois. The parties hereto hereby agree to the exclusive jurisdiction of the United States District Court of the Northern District of Illinois and the
State Courts of Illinois located in Cook County, Illinois and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute concerning the relationship between the Investors on the one hand and the Company on the other hand or the conduct of any party in connection with this Agreement or otherwise shall be heard only in the courts described above.

      10. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      11. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. However, in enforcing any party's rights under this Agreement it will be necessary to produce only one copy of this Agreement signed by the party to be charged.

      12. Notices. All notices, consents, waivers, and other communications under this Agreement must made in accordance with the terms of Section 12 of the Loan Agreement.

      13. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      14. Effect of Company's Noncompliance. Failure by the Company to comply with any of the above provisions shall constitute a default under the Loan Agreement.

                     [Signature Page Immediately Follows]

      This Agreement has been executed by the parties below to be effective as of the date set forth on the first page of this Agreement.

                                          COUNTRY STAR
                                          RESTAURANTS, INC.

                                          By:______________________________

                                          Name:____________________________

                                          Title:___________________________

                                          INVESTORS:
                                          CAMERON CAPITAL LTD.

                                          By:______________________________

                                          Name:____________________________

                                          Title:___________________________


                                          _________________________________
                                            Name of Investor

                                          By:______________________________

                                          Name:____________________________

                                          Title:___________________________


               [Signature Page to Registration Rights Agreement]

                                  EXHIBIT C
                                      to
                         Loan and Security Agreement
                                   between
                            Cameron Capital Ltd.,
                             as Agent for Lenders
                                     and
                        Country Star Restaurants, Inc.

                                   WARRANT



                                  [Attached]

THIS WARRANT AND THE SHARES OF COMMON STOCK OF COUNTRY STAR RESTAURANTS, INC. TO BE ISSUED UPON ANY EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.


                                    WARRANT

                              to Purchase Shares

                                      of

                                 Common Stock

                                      of

                        COUNTRY STAR RESTAURANTS, INC.

                              ___________ , 1997

      This certifies that, for value received, Cameron Capital Ltd. ("CC") and any subsequent transferee of this Warrant (each, a "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Country Star Restaurants, Inc., a Delaware corporation (the "Issuer"), at any time or from time to time on or after the date hereof and on or before_______, 2002 (the "Expiration Date"), ________________ Thousand (_________) fully paid and nonassessable shares of common stock (the "Common Stock"), of the Issuer at an exercise price of Sixty Two and One-Half Cents ($.625) per share, subject to adjustment pursuant to the terms hereunder (the "Exercise Price") (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant sometimes are referred to herein as the "Warrant Shares").

      Section 1. Definitions.Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement (the "Loan Agreement") dated February 12, 1997 between and among CC, the Issuer and other parties who from time to time execute the Loan Agreement.

      Section 2. Exercise of Warrant.

            (a) Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, but not as to a fractional share, at any time or from time to time on or after the date hereof and on or before the Expiration Date, by presentation and surrender hereof to the Issuer at the address which, in accordance with the provisions of Section 9 hereof, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto as Schedule One, duly executed and accompanied by payment to the Issuer as further set forth below in this Section 2, for the account of the Issuer, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer of this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable in United States Dollars by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to an account specified by the Issuer for that purpose.

            (b)  Certificates   representing   Warrant  Shares  shall  bear  the
      following restrictive legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the securities under the Securities Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act."

            (c) Notwithstanding any provisions herein to the contrary, if the Fair Market Value (hereinafter defined) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise and notice of such election in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                     X = [Y(A-B)]/A


            Where       X =   the number of shares of Common Stock to be issued
                              to the Holder

                        Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                        A =   the   Fair   Market  Value  of  one  share  of the
                              Issuer's   Common  Stock  (at  the  date  of  such
                              calculation)

                        B = Exercise Price (as adjusted to the date of such calculation)

      For purposes of the above calculation, Fair Market Value of one share of Common Stock shall be the average closing bid price (as reported by The Nasdaq Stock Market) of the Issuer's Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the date of the Election to Purchase.

      Section 3. Reservation of Shares; Preservation of Rights of Holder. The Issuer hereby agrees that there shall be reserved for issuance and/or delivery upon exercise of this Warrant, such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant. The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees (i) that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer,
(ii) promptly to take such action as may be required of the Issuer to permit the Holder to exercise this Warrant and the Issuer duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof, and (iii) promptly to take all action required or provided herein to protect the rights of the Holder granted hereunder against dilution. Without limiting the generality of the foregoing, should the Warrant Shares at any time consist in whole or in part of shares of capital stock having a par value, the Issuer agrees that before taking any action which would cause an adjustment of the Exercise Price so that the same would be less than the then par value of such Warrant Shares, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Exercise Price as so adjusted. The Issuer further agrees that it will not establish a par value for its Common Stock while this Warrant is outstanding in an amount greater than the Exercise Price.

      Section 4. Exchange, Transfer, Assignment or Loss of Warrant. Any attempted transfer of this Warrant, the Warrant Shares or any new Warrant not in accordance with this Section shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purpose hereunder until (i) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, and (ii) the transferee shall first agree in a writing deposited with the Secretary of the Issuer to be bound by all the provisions of this Warrant. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section 4, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be canceled. The Issuer may deem and treat the registered holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

      Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute a separate contractual obligation on the part of the Issuer, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

      Section 5. Rights of Holder. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a stockholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto.

      Section 6. Adjustments in Exercise Price and Warrant Shares. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6.

            (a) If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

            (b) If the Issuer declares a dividend on Common Stock, or makes a distribution to holders of Common Stock, and such dividend or distribution is payable or made in Common Stock or securities convertible into or exchangeable for Common Stock, or rights to purchase Common Stock or securities convertible into or exchangeable for Common

      Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend or distribution, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend or distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend or distribution shall equal the aggregate amount so payable immediately before such record date.

            (c) If the Issuer declares a dividend on Common Stock (other than a dividend covered by subsection (b) above) or distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any cash or other of its assets (other than Common Stock or securities convertible into or exchangeable for Common Stock), the Holder shall receive notice of such event as set forth in Section 8 below.

            (d) In case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or exchange of securities, or upon the dissolution following such sale or other transfer, by a holder of the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such consolidation, merger, sale, transfer, or exchange. Such new Warrant shall contain the same basic other terms and conditions as this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
      Section 6. The above provisions of this paragraph (d) shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers covered hereby.

            (e) If the Issuer shall, at any time before the expiration of this Warrant, sell all or substantially all of its assets and distribute the proceeds thereof to the Issuer's stockholders, the Holder shall, upon exercise of this Warrant have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such distribution with respect to such shares of Common Stock of the Issuer had the Holder been the holder of record of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such distribution results in any cash distribution in excess of the Exercise Price provided by this Warrant for the shares of Common Stock receivable upon exercise of this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder.

            (f) If an event occurs which is similar in nature to the events described in this Section 6, but is not expressly covered hereby, the Board of Directors of the Issuer shall make or arrange for an equitable adjustment to the number of Warrant Shares and the Exercise Price.

            (g) The term "Common Stock" shall mean the Common Stock of the Issuer as the same exists at February 12, 1997 or as such stock may be constituted from time to time, except that for the purpose of this Section 6, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer.

            (h) The Issuer shall retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Issuer) to make any computation required under this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 6.

            (i) Whenever the number of Warrant Shares or the Exercise Price shall be adjusted as required by the provisions of this Section 6, the Issuer forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, and furnish to each Holder hereof, a certificate prepared in accordance with paragraph (h) above, showing the adjusted number of Warrant Shares and the adjusted Exercise Price and setting forth in reasonable detail the circumstances requiring the adjustments.

            (j) Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

            (k) No adjustment in the Exercise Price in accordance with the provisions of this Section 6 need be made if such adjustment would amount to a change in such Exercise Price of less than $.01; provided however, that the amount by which any adjustment is not made by reason of the provisions of this paragraph (k) shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

            (l) If an adjustment is made under this Section 6 and the event to which the adjustment relates does not occur, then any adjustments in accordance with this Section 6 shall be readjusted to the Exercise Price and the number of Warrant Shares which would be in effect had the earlier adjustment not been made.

      Section 7. Taxes on Issue or Transfer of Common Stock and Warrant. The Issuer shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities on the exercise of this Warrant. The Issuer shall not be required to pay any tax which may be payable in respect of any transfer of this Warrant or in respect of any transfers involved in the issue or delivery of shares or the exercise of this Warrant in a name other than that of the Holder and the person requesting such transfer, issue or delivery shall be responsible for the payment of any such tax (and the Issuer shall not be required to issue or deliver said shares until such tax has been paid or provided for).

      Section 8. Notice of Adjustment. So long as this Warrant shall be outstanding, (a) if the Issuer shall propose to pay any dividends or make any distribution upon the Common Stock, or (b) if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or (c) if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Issuer, or voluntary or involuntary dissolution, liquidation or winding up of the Issuer, or (d) if the Issuer shall give to its stockholders any notice, report or other communication respecting any significant or special action or event, then in such event, the Issuer shall give to the Holder, at least ten (10) days prior to the relevant date described below, a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

      Section 9. Notice. Any notice to be given or to be served upon any party in connection with the Warrant must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by

Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

      If to the Issuer, to:

            Country Star Restaurants, Inc.
            11150 Santa Monica Boulevard, Suite 650
            Los Angeles, California 90025
            Attn.: Peter R. Feinstein, President
            Telephone: (310) 268-2200
            Facsimile: (310) 268-2208

with a copy simultaneously by like means to:

            Zukerman Gore & Brandeis, LLP
            900 Third Avenue
            New York, New York 10022
            Attn.: Clifford A. Brandeis
            Telephone: (212) 223-6700
            Facsimile: (212) 223-6433

      If to the Holder, to:

            Cameron Capital Ltd.
            10 Cavendish Road
            Hamilton HM 19
            Bermuda
            Attn.: Nic Snelling
            Telephone: (441) 295-5455
            Facsimile: (441) 295-9022

      with a copy simultaneously by like means to:

            Freeborn & Peters
            950 17th Street, Suite 2600
            Denver, Colorado 80202
            Attn.: Kenneth S. Witt
            Telephone: (303) 628-4200
            Facsimile: (303) 628-4240

Any party may, at any time by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

      Section 10. Registration Rights. This Warrant and the Warrant Shares are and shall remain subject to the Registration Rights Agreement dated January __, 1997 between and among CC, the Issuer and other parties who from time to time execute the Registration Rights Agreement.

      Section 11. Governing Law; Choice of Forum. (a) This Warrant shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of Illinois.

            (b) Holder and Issuer hereby agree to the exclusive jurisdiction of the United States District Court of the Northern District of Illinois and the
State Courts of Illinois located in Cook County, Illinois and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute concerning the relationship between Holder and Issuer or the conduct of either party in connection with this Warrant or otherwise shall be heard only in the courts described above.

Dated: _______________, 1997

                                      COUNTRY STAR RESTAURANTS, INC.


                                          By:____________________________

                                          Name:__________________________

                                          Title:_________________________
ATTEST:


___________________________________
                        , Secretary


         [Signature Page to Warrant to Purchase Shares of Common Stock
                      of Country Star Restaurants, Inc.]

                                                                    Schedule One

                             ELECTION TO PURCHASE

      The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ______ shares of Country Star Restaurants, Inc. Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares be issued in the name of:


________________________________________________________________________________
                                    (Name)

________________________________________________________________________________
                                   (Address)

________________________________________________________________________________
               (United States Social Security or other taxpayer
                      identifying number, if applicable)

and, if different from above, be delivered to:

________________________________________________________________________________
                                    (Name)

________________________________________________________________________________
                                   (Address)

and, if the number of Warrant Shares so purchased are not all of the Warrant Shares issuable upon exercise of this Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.


Date: __________ __, _____

Name of Registered Owner:_______________________________________________________

________________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Signature:______________________________________________________________________

                                   Exhibit D

                             CAMERON CAPITAL LTD.

                                     LOANS
                                      TO
                        COUNTRY STAR RESTAURANTS, INC.

                          LIST OF CLOSING DOCUMENTS(1)

                               February 3, 1997

                   A.  Principal Loan and Security Documents

1. Loan and Security Agreement (the "Loan Agreement") among Country Star Restaurants, Inc., a Delaware corporation ("Borrower"), and Cameron Capital Ltd. ("Cameron"), as agent ("Agent") for the lenders from time to time party thereto ("Lenders").

                                   Exhibits

      Exhibit A   -     Term Loan Note
      Exhibit B   -     Registration Rights Agreement
      Exhibit C   -     Warrant
      Exhibit D   -     List of Closing Documents
      Exhibit E   -     Restrictive Legend

                                   Schedules

      Schedule 5.3      -     Locations of Collateral
      Schedule 7.2      -     Permitted Liens
      Schedule 7.4      -     Trade Names
      Schedule 7.5      -     Affiliates
      Schedule 7.11     -     Real Property and Leases
      Schedule 7.12     -     Proprietary Rights
      Schedule 7.14     -     Litigation
      Schedule 7.16     -     Labor Contracts and Disputes
      Schedule 7.17     -     Environmental Matters
      Schedule 7.21     -     Employee Benefit Plans
      Schedule 7.26     -     Bank Accounts
      Schedule 7.29     -     Transactions with Affiliates

----------
(1) This List of Closing Documents does not include payment of fees or amounts due any party or third person in connection herewith, including title insurance fees, filing fees and fees payable pursuant to Subsection 9.1(d) of the Loan and Security Agreement listed as Item 1. Capitalized terms used and not otherwise defined herein have the meanings given such terms in the Loan and Security Agreement.

2. Convertible Note executed by Borrower and made payable to the order of Cameron in the original principal amount of $4,000,000.

3. Use of Proceeds Schedule delivered by Borrower to Agent, listing the amounts and payees for the Line of Credit Loans made on the Closing Date.

                     B. Personal Property Security Documents

4. Trademark Security Agreement executed by Borrower granting Agent a security interest in all of Borrower's trademarks, trade names and service marks as security for the Obligations.

5. Pledge Agreement executed by Borrower in favor of Agent, evidencing the pledge of 51% of the issued and outstanding membership interests in Country Star Las Vegas, LLC ("CSLV") as security for the Obligations, together with:

      a.    Pledge Instruction to CSLV from Borrower; and

      b.    Initial Transaction Statement executed by CSLV.

                 C.  Miscellaneous Personal Property Documents

6. Insurance Certificates and loss payable endorsements in favor of Agent with respect to the insurance policies held by the Borrower.

                     D. Real Property Security Documents

7. Leasehold Mortgages or Deeds of Trust executed on behalf of the Borrower, as mortgagor, in favor of Agent, as mortgagee, relating to the Borrower's leasehold interest in the real properties located at:

            a.    3030 Peachtree Road, Atlanta, Georgia 30305;

            b.    3724 Las Vegas Blvd. South, Las Vegas, Nevada 89109; and

            c. 1000 Universal Center Drive, Universal City Walk No. 195, Universal City, California 91608.

      (collectively, the "Real Property").

8. Landlord's Waiver and Consent in favor of Agent from each lessor of the Real Property.

9. Title Insurance Policies issued by Ticor Title Insurance Company relating to the Leasehold Mortgages or Deeds of Trust identified above.

               E. Organizational and Other Corporate Documents.

10. Certificate of Incorporation, together with all amendments thereto, if any, for the Borrower, certified by the Secretary of State of the State of Delaware.

11. Certificates of Good Standing for the Borrower issued by the Secretary of State of the States of Delaware, California, Nevada, and Georgia.

12. Certificate signed by the Secretary of Borrower, certifying among other things: (i) that the Certificate of Incorporation of the Borrower have not been amended since the date of the certified Certificate of Incorporation referenced above for such entity; (ii) the accuracy and currency of the By-laws of the Borrower attached thereto; (iii) the attached resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of the documents to which the Borrower is a party; and (iv) where applicable, the names, incumbency and signatures of the officers of the Borrower executing the documents referred to in this List of Closing Documents and/or in clause (iii) above.

13. Certificate of the Chief Executive Officer and the Chief Financial Officer of the Borrower, certifying that the conditions specified in Subsection 9.1(a) of the Loan Agreement have been fulfilled, as required pursuant to Subsection 9.1(b).

14. Certificate of the President and Chief Financial Officer of the Borrower pursuant to Section 9.2(a) of the Loan Agreement, certifying (i) the correctness of certain representations and warranties contained in the Loan Agreement and (ii) the absence of any Event of Default.

                      F. Search Reports and UCC Filings

15. Copies of pre-filing UCC lien search reports of filings against the Borrower and in the filing offices identified below:

      a.    Secretary of State of State of California;

      b.    Secretary of State of Florida;

      c. Clerk of Superior Court of Fulton County, Georgia and the Georgia Clerks' Cooperative Authority(2); and

      d.    Secretary of State of State of Nevada.

16. Copies of pre-filing search reports of fixture filings against the Borrower in the filing offices identified below:

      a.    Recorder of Los Angeles County, California;

      b.    Clerk of Circuit Court of Orange County, Florida;

      c.    Clerk of Superior Court of Fulton County, Georgia; and

      d.    Recorder of Clark County, Nevada.

----------
(2)   A central database indexing report, not a filing office.

17. Copies of pre-closing tax and judgment lien (state and federal) search reports of filings against the Borrower and in the filing offices identified below:

      a.    Recorder of Los Angeles County, California;

      b.    Clerk of Circuit Court of Orange County, Florida;

      c.    Clerk of Superior Court of Fulton County, Georgia; and

      d.    Secretary of State of Nevada and Recorder of Clark County, Nevada.

18. Copies of pre-closing lien search reports of filings against CSLV in the filing offices identified below:

      a. UCC lien search reports from the Secretary of State of Nevada and the Recorder of Clark County, Nevada;

      b. Searches of UCC fixture filings from the Recorder of Clark County, Nevada; and

      c. Tax lien and judgment lien (state and federal) filings with the Secretary of State of Nevada and the Recorder of Clark County, Nevada.

19. UCC-1 Financing Statements filed against Borrower as Debtor listing Agent as Secured Party in the filing offices identified below:

      a.    Secretary of State of State of California;

      b.    Secretary of State of Florida;

      c.    Clerk of Superior Court of Fulton County, Georgia; and

      d.    Secretary of State of State of Nevada.

20. UCC Fixture Filings filed against Borrower as Debtor listing Agent as Secured Party in the filing offices identified below:

      a.    Recorder of Los Angeles County, California;

      [b.   Clerk of Circuit Court of Orange County, Florida;]

      c.    Clerk of Superior Court of Fulton County, Georgia; and

      d.    Recorder of Clark County, Nevada.

21. Post-filing UCC lien search reports of filings in the filing offices identified in items 19 and 20 above.

                               G.  Legal Opinion

22. Opinion of Zukerman Gore & Brandeis, LLP, counsel to the Borrower, addressed to the Agent.

                             H.  Related Documents

23.   Warrant to Purchase  Shares of Common Stock of Country  Star  Restaurants,
      Inc.

24. Registration Rights Agreement by and between Country Star Restaurants, Inc. and the other parties signatories thereto.

25. Waiver of Josephthal Lyon & Ross with respect to any fees due in connection with the transactions contemplated by the Loan Agreement.

26. Consulting Agreements by and between Country Star Restaurants, Inc. and, respectively, Robert J. Schuster and Peter R. Feinstein.

27.   Notice of effectiveness of Mr. Feinstein's Consulting Agreement.

28.   Undated resignation letters from each of Borrower's board members.

29. Letter from counsel to the Borrower, addressed to the Agent, advising the Agent under Section 7.28 of the Loan Agreement that the Borrower may be obligated to pay a brokerage commission to J.W. Charles Securities, Inc.

30. Certificate representing 4,000 shares of Borrower's Series B Preferred Stock, duly endorsed or accompanied by a letter of transmittal or stock power, to be delivered by Cameron in exchange for the Convertible Note.

31. Letter agreement between Cameron and the Borrower terminating Section 3 of the October 9, 1996 Subscription Agreement.

32. Certificate registered in the name of Cameron representing 365,522 shares of Borrower's Common Stock.

                           I.  Post-Closing Matters

33. Letter from Cameron to Borrower as to assignment or participation and appointment of successor Agent, if necessary.

34. Form D filed by the Borrower with the U.S. Securities and Exchange Commission and relating to the issuance of Cameron Stock to Cameron.

35. Add lenders to Borrower's insurance policies as additional loss payees and insureds, as required by Section 8.5 of Loan Agreement.

36. Notify the NASD's Market Surveillance Department (1-800-537-3929) at least 10 minutes prior to issuing press release.

37. Issue press release announcing the recapitalization (note: The Nasdaq Stock Market requires prompt disclosure of materials events - see Rule 4120 and IM-4120-1 of The Nasdaq Stock Market).

38. File Form 8-K with SEC and Nasdaq disclosing change in control under Item 2 (due 15 days after change in control).

                                    EXHIBIT E
                                       to
                           Loan and Security Agreement
                                     between
                              Cameron Capital Ltd.,
                              as Agent for Lenders
                                       and
                         Country Star Restaurants, Inc.

                               RESTRICTIVE LEGEND

      Each certificate representing any Securities shall be stamped with a restrictive legend substantially in the form of the following:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the securities under the Securities Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act.

                           LOAN AND SECURITY AGREEMENT
                                     BETWEEN
                               CAMERON CAPITAL LTD
                                       AND
                         COUNTRY STAR RESTAURANTS, INC.

                                  SCHEDULE 5.3

                             LOCATION OF COLLATERAL

A:    Executive Offices                   11150 Santa Monica Blvd.
                                          Suite 650
                                          Los Angeles, CA  90025

B)    Facilities and Locations
      Not owned by borrower:

      1.    Country Star Hollywood
            Lessor: MCA & Universal Studios
                    1000 Universal Center Drive
                    Suite 195
                    Universal City, CA 91608

      2.    Country Star Hollywood - Warehouse
            Lessor: Haig Bazonian
                    4242 Lankershim Blvd.
                    N. Hollywood, CA  91602

      3.    Country Star Atlanta
            Lessor: Peter Blum
                    3030 Peachtree Road, NE
                    Atlanta, GA 30327

            Lender: Dime Savings Bank of New York
                    EAB Plaza, East Tower
                    13th Floor
                    Uniondale, NY  11556

      4.    Country Star Las Vegas
            Lessor: Melvin D. Close, Jr.
                    3724 Las Vegas Blvd., South
                    Las Vegas, NV 89109

                         COUNTRY STAR RESTAURANTS, INC.

                                 PERMITTED LIENS

                                  SCHEDULE 7.2

ATLANTA

A.    Mercury Construction $190,000.00 (approx)             Bonded
B.    Todays Custom Furniture $92,703.82                    Bonded
C.    Baldwin Brass $8,868.02                               Bonded
D.    Pinnacle Construction $240,000.00 (approx)

LAS VEGAS

A.    GB Mannisto Net $180,000.00

                         COUNTRY STAR RESTAURANTS, INC.
                                   TRADE NAMES

                                  SCHEDULE 7.4

Trademark                           Registration Date       Registration No.
---------                           -----------------       ---------------

COUNTRY STAR                        January 26, 1971        906,886
COUNTRY STAR                        July 18, 1995           1,906,211
COUNTRY STAR and Design             January 9, 1996         1,947,489
COUNTRY STAR                        April 16, 1996          1,967,853
COUNTRY STAR and Design             August 20,1996          1,994,709
DESIGN                              August 27, 1996         1,997,347


                    Trademark and Service Mark Applications

      None, except:

Trademark                           Registration Date       Registration No.
---------                           -----------------       ---------------

RATTLESNAKE BARBEQUE SAUCE          June 24, 1994           74/541828
COUNTRY STAR                        September 23, 1994      74/577440
COWBOY MAGIC                        June 30, 1995           74/695979
COWBOY SALT                         July 7, 1995            74/699555
RODEO OUTLAW                        July 21, 1995           74/703926
BRIMSTONE                           October 6, 1995         74/002183
IT AIN'T COUNTRY 'TILL IT COOKS     May 23, 1996            75/108862
AMERICAN MUSIC GRILL                June 13, 1996           75/118348

                         COUNTRY STAR RESTAURANTS, INC.
                                   AFFILIATES

                                  SCHEDULE 7.5

No Affiliates Exist other than Country Star Las Vegas, LLC.

                         COUNTRY STAR RESTAURANTS, INC.

                            REAL PROPERTY AND LEASES

                                  SCHEDULE 7.11


1)    Company owns no Real Property

2)    All leases of Real Property are listed on Schedule 5.3

3)    There are no sub-leases

4)    Leases as follows:

                  1)    Micros - Atlanta
                  2)    Postage Meters - Pitney Bowes
                  3)    Phones - Toshiba (through Aloha)
                  4)    Copiers - Toshiba
                  5)    Facsimile machines - Toshiba
                  6)    Computers - Dell through Sanwa Leasing
                  7)    Van Lease - Hollywood Ford Motor
                  8)    Sign - Hollywood/Las Vegas - Ad Art

                         COUNTRY STAR RESTAURANTS, INC.

                                   LITIGATION

                                  SCHEDULE 7.14

                                                CLAIMED
                                                -------

1.    Today's Custom Furniture                  $98,000.00

2.    Showbiz Entertainment                     $33,000.00

3.    Roseangela Brown                          Wrongful termination

4.    Lazarus Lighting                          $14,000.00
                                                (owed $9300 - money in
                                                construction escrow
                                                Atlanta)

                         COUNTRY STAR RESTAURANTS, INC.
                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 7.17

No Environmental Matters Exist.

                         COUNTRY STAR RESTAURANTS, INC.
                          LABOR CONTRACTS AND DISPUTES

                                  SCHEDULE 7.16

There are no Labor contracts or related disputes.

                         COUNTRY STAR RESTAURANTS, INC.
                             EMPLOYEE BENEFIT PLANS

                                  SCHEDULE 7.21

No Employee Benefit Plan Exists.

                         COUNTRY STAR RESTAURANTS, INC.
                                  BANK ACCOUNTS

                                  SCHEDULE 7.26

Bank Account                        Account Number
------------                        --------------

Imperial Bank                       4167800006
9920 S. La Cienega Blvd.            4167800005
Inglewood, CA  90301                09-098-224
                                    09-098-232
                                    09-098-240
                                    09-098-216
                                    09-098-194
                                    09-098-208

Citibank                            38712402
55 Water St., 47th Flr.
P.O. Box 1005
Wall Street Station
New York, NY  10268

First Trust of California           94820472
One California St., 4th Flr.
San Francisco, CA  94111

First Security                      010-205-7621
4813 S. Eastern Ave.                010-205-8040
Las Vegas, NV  98119

Wachovia Bank                       128-87-791
Main Office                         128-87-780
Atlanta, GA  30302


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                                  SCHEDULE 7.29

                         COUNTRY STAR RESTAURANTS, INC.

                          Transactions with Affiliates

1.    Employment Agreement with Robert J. Schuster dated as of
      July 1, 1996

2.    Employment Agreement with Peter R. Feinstein dated as of
      July 1, 1996

3.    $59,500 Loan to Peter R. Feinstein as of January 2, 1996